                                                            Exhibit (a)

GOLDMAN SACHS CREDIT PARTNERS L.P.                  UNION BANK OF SWITZERLAND
     C/O GOLDMAN, SACHS & CO.                            299 PARK AVENUE
         85 BROAD STREET                             NEW YORK, NEW YORK 10171
     NEW YORK, NEW YORK 10004

PERSONAL & CONFIDENTIAL

August 6, 1997

UBS Partners, LLC
299 Park Avenue
New York, New York  10171

         Attention:        Michael Greene

Fenway Partners, Inc.
152 West 57th Street
New York, New York  10019

         Attention:        Russell W. Steenberg

Attention:

         Re:      SENIOR FACILITIES FOR XPEDITE SYSTEMS, INC.
                  -------------------------------------------

Gentlemen:

You have advised us that UBS Partners LLC ("UBSP"), Fenway Partners, Inc. ("FENWAY PARTNERS"), certain management investors and certain non-management investors who have been identified to us (collectively the "INVESTORS") propose to acquire through a merger with a newly-formed corporation, substantially all of the outstanding capital stock of Xpedite Systems, Inc. (the "COMPANY") and to cause the Company to simultaneously acquire the Company's U.K. affiliate (together with the Company's German and French affiliates, the "AFFILIATES"; such merger and acquisitions being collectively referred to herein as the "ACQUISITION") For the purposes of this letter, the terms "you" and "your" mean and refer to UBS Partners LLC and Fenway Partners, Inc., severally in accordance with their
respective  equity  commitments  in  the  acquisition   vehicle  as
identified to us.

While certain of the terms and conditions of the Acquisition are yet to be determined, you have advised us that you propose to finance the Acquisition, the refinancing of certain indebtedness of the Company and its subsidiaries and the on-going working capital

UBS Partners LLC
Fenway Partners, Inc.
August 6, 1997
Page 2

requirements of Company and its subsidiaries with (x) up to $129.5 million of senior secured credit facilities (the "SENIOR FACILITIES") to be made available to the Company and a U.K. subsidiary thereof, (y) up to $150 million of subordinated bridge financing (the "SUBORDINATED DEBT") to be issued by the Company and (z) equity to be provided by the Investors (or other persons previously identified to us) in an amount and on terms acceptable to us.

Subject to the terms and conditions contained in this letter and the attached Annex A and Annex B (this "COMMITMENT LETTER"), each of Goldman Sachs Credit Partners L.P. ("GSCP") and Union Bank of Switzerland ("UBS") is pleased to confirm its commitment to provide one-half of the $129.5 million of Senior Facilities (such commitments to be allocated ratably among the facilities comprising the Senior Facilities). Our fees for such services are set forth in a separate fee letter (the "FEE LETTER") entered into by GSCP and UBS and dated July 3, 1997. In addition, on the terms and subject to the conditions of this Commitment Letter, GSCP shall act as Syndication Agent, UBS shall act as Administrative Agent and Documentation Agent, and GSCP and UBS Securities LLC shall act as Arrangers with respect, in each case, to the Senior Facilities.

Each of GSCP's and UBS's commitment is subject, in its discretion, to the following conditions: (i) there shall not have been, (y) since December 31, 1996, any adverse change in or affecting or (z) any new information or additional developments which comes to our attention after the date of this Commitment Letter concerning events described to us prior to the date hereof which, in either case, GSCP or UBS reasonably believes may have a material adverse effect on, the general affairs,
management,   financial  position, shareholders'  equity or results of
operations or prospects of the Company and its subsidiaries and the Affiliates, taken as a whole, (ii) there shall not have been any disruption or adverse change in the financial or capital markets or in the market for loan syndications in particular, which in any such case under clause (i) or (ii) GSCP or UBS, in its respective judgment, reasonably deems material.  Each  of  GSCP's  and  UBS's  commitment  is  also  subject,  in
its discretion,  to  the  satisfactory   negotiation,   execution  and
delivery  of appropriate loan documents relating to the Senior Facilities,
including, without limitation,  a  credit  agreement,   guaranties,
security agreements, pledge agreements, real property security agreements, opinions of counsel and other related definitive documents (collectively, the "LOAN DOCUMENTS") to be based upon and substantially consistent with the terms set forth in this Commitment Letter; and (iv) completion of our due diligence efforts with respect to foreign regulatory and structural matters relevant to the transactions described in this Commitment Letter and GSCP's satisfaction with the results thereof.

UBS Partners LLC
Fenway Partners, Inc.
August 6, 1997
Page 3

The terms of this Commitment Letter are intended as an outline of certain of the material terms of the Senior Facilities, but do not include all of the terms, conditions, covenants, representations, warranties, default clauses and other provisions that will be contained in the Loan Documents. The Loan Documents shall include, in addition, provisions that are customary or typical for financings of this type and other provisions that GSCP may reasonably determine to be appropriate in the context of the proposed  transactions  and  not inconsistent with this Commitment Letter.

GSCP and UBS intend and reserve the right to syndicate their respective portions of the Senior Facilities to the Lenders. GSCP and UBS will select the Lenders with the consent of and in consultation with the Company, not to be unreasonably withheld. GSCP and UBS will lead the syndication of the Senior Facilities, including determining the timing of all offers to potential Lenders, the acceptance of commitments, the amounts offered and the compensation provided to each Lender from the amounts to be paid to GSCP and UBS pursuant to the terms of this Commitment Letter and the Fee Letter. GSCP and UBS will determine the final commitment allocations and will notify you of such determinations.

You agree to cooperate (both before and after initial funding) with GSCP and UBS in connection with (i) the preparation of an information package regarding the business, operations and prospects of the Company and its subsidiaries, such cooperation to include, without limitation, the delivery of all information in your possession prepared by or on behalf of the Company and its subsidiaries and relating to the transactions contemplated hereunder that is deemed reasonably necessary by GSCP to complete the syndication of the Senior Facilities, (ii) the presentation of such information package in meetings and other communications with prospective Lenders in connection with the syndication of the Senior Facilities and (iii) facilitating assignments to additional Lenders. You acknowledge that neither GSCP nor UBS shall be responsible for the contents of such information package and presentation and that GSCP and UBS will be using and relying upon the information contained in such
information  package and presentation  without  independent   verification
thereof.  In  addition,   you represent and covenant  that,  to the best of
your knowledge, all information provided directly or indirectly by you to GSCP, UBS, or the Lenders in connection with the transactions contemplated hereunder is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading.

UBS Partners LLC
Fenway Partners, Inc.
August 6, 1997
Page 4

In connection with arrangements such as this, it is our firm policy to receive indemnification. You agree to the provisions with respect to our indemnity and other matters set forth in Annex A. Your obligations under the immediately preceding sentence, Annex A and otherwise under this Commitment Letter and the Fee Letter shall immediately and automatically terminate upon the "Closing Date" (as each term is used in Annex B) .

You also agree,  jointly and  severally,  to reimburse us  periodically  for
our reasonable   out-of-pocket   expenses,   including  the   reasonable
fees and disbursements of our attorneys and any other consultants or advisors that we retain, plus any sales, use or similar taxes (including additions to such taxes, if any) arising in connection with any matter referred to in this Commitment Letter or the Fee Letter (in each case, whether incurred before or after the date hereof) except to the extent incurred after you have terminated this Commitment Letter.

Please note that this Commitment Letter, the Fee Letter and any written or oral advice provided by GSCP or UBS in connection with this arrangement is exclusively for the information of the Investors and the Company and its advisors and stockholders and may not be disclosed to any other third party or circulated or referred to publicly without our prior written consent, except that the Commitment Letter and the Fee Letter may be disclosed as, and solely to the extent, required by law and may be disclosed to your attorneys, accountants and other advisors so long as they agree to be bound by the foregoing restrictions.

As you know, each of GSCP and UBS may from time to time effect transactions, for its own account or the account of customers, and hold positions in loans or options on loans of the Company and other companies that may be the subject of this arrangement. In addition, each of Goldman, Sachs & Co. and UBS Securities LLC is a full service securities firm and as such may from time to time effect transactions, for its own account or the account of customers, and hold positions in securities or options on securities of the Company and other companies that may be the subject of this arrangement. In addition, GSCP and UBS may employ the services of their respective affiliates in providing certain services hereunder and may exchange with such affiliates information concerning the Company and other companies that may be the subject of this arrangement, and such affiliates shall be entitled to the benefits afforded to GSCP and UBS hereunder.

UBS Partners LLC
Fenway Partners, Inc.
August 6, 1997
Page 5

GSCP's and UBS's commitment hereunder shall terminate on December 31, 1997 unless the closing of the Senior Facilities, on the terms and subject to the conditions contained herein, shall have been consummated.

          [Remainder of this page intentionally left blank.]

UBS Partners LLC
Fenway Partners, Inc.
August 6, 1997
Page 6

Please confirm that the foregoing is in accordance with your understanding by signing and returning to GSCP and UBS the enclosed copy of this Commitment Letter and the Fee Letter, on or before the close of business on August 8, 1997, whereupon this Commitment Letter and the Fee Letter shall become binding agreements between us. If not signed and returned as described in the preceding sentence by such date, this offer will terminate on such date. We look forward to working with you on this assignment.

This Commitment Letter supersedes the previous commitment letter addressed to you and sent by us dated July 3, 1997; provided that, the Fee Letter dated July 3, 1997 shall remain in full force and effect, references to the Commitment Letter contained therein shall apply to this letter and the fees and other amounts payable thereunder shall be payable with respect to the financing contemplated by this letter.

                                    Very truly yours,

                                    GOLDMAN SACHS CREDIT PARTNERS L.P.


                                    By: Ed Forst
                                       -------------------------------
                                        Authorized Signatory

                                    UBS SECURITIES LLC
                                    ON ITS OWN BEHALF AND AS AGENT FOR
                                    UNION BANK OF SWITZERLAND
                                       NEW YORK BRANCH


                                    By:  /s/   JEAN SMITH
                                       -------------------------------
                                        Name:  JEAN SMITH
                                        Title: Managing Director

                                    By: /s/    ANDREW GOULD
                                       -------------------------------
                                        Name:  Andrew Gould
                                        Title: Managing Director

UBS Partners LLC
Fenway Partners, Inc.
August 6, 1997
Page 7


ACCEPTED AS OF THE DATE ABOVE:

UBS PARTNERS LLC


By:      /s/ MICHAEL GREENE
   ----------------------------
    Name:    Michael Greene
    Title:   Managing Director


By:   /s/  JAMES A. BRECKENRIDGE
   ----------------------------
    Name:  James A. Breckenridge
    Title: Vice President

FENWAY PARTNERS, INC.


       /s/ RUSSELL W. STEENBERG
By:   --------------------------
    Name:  Russell W. Steenberg
    Title: Managing Director

                                     ANNEX A

In the event that GSCP or UBS becomes involved in any capacity in any action, proceeding or investigation brought by or against any person, including, without limitation, stockholders of the Company, in connection with or as a result of either this arrangement or any matter referred to in
this Commitment  Letter or the  Fee  Letter   (together,   the   "LETTERS"),
 UBSP  and  Fenway   Partners (collectively,  the "PRINCIPAL  INVESTORS")
will periodically reimburse GSCP for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith; provided, however, that if GSCP or UBS, as the case may be, is found in any such action, proceeding or investigation to have acted with gross negligence or in bad faith in performing the services which are the subject of the Letters, GSCP or UBS, as the case may be, shall repay such portion of such reimbursed amounts that is attributable to expenses incurred in relation to the act or omission of GSCP or UBS, as the case may be, which is the subject of such finding. The Principal Investors also agree, jointly and severally, to indemnify and hold GSCP harmless against any and all losses, claims, damages or liabilities of GSCP and/or UBS, as the case may be, to any person in connection with or as a result of either this arrangement or any matter referred to in the Letters, except to the extent that any such loss, claim, damage or liability results from the gross negligence or bad faith of GSCP or UBS, as the case may be, in performing the services that are the subject of the Letters. If for any reason the foregoing indemnification is unavailable to GSCP or UBS, as the case may be, or insufficient to hold it harmless, then each of the Principal Investors shall contribute to the amount paid or payable by GSCP or UBS, as the case may be, as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of each Principal Investor and its stockholders on the one hand and GSCP or UBS, as the case may be, on the other hand in the matters contemplated by the Letters as well as the relative fault of such Principal Investor and GSCP or UBS, as the case may be, with respect
to such loss,   claim,   damage  or   liability   and  any  other   relevant
 equitable considerations. The reimbursement, indemnity and contribution obligations of the Principal Investor under this paragraph shall be in addition to any liability which such Principal Investor may otherwise have, shall extend upon the same terms and conditions to any affiliate of GSCP or UBS, as the case may be, and their respective partners, directors, agents, employees and controlling persons (if any), as the case may be, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of such Principal Investor, GSCP, UBS, any such affiliate and any such person. Except as otherwise specifically provided above, each of the Principal Investors also agrees that none of GSCP, UBS, or any of such affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Principal Investor, any person asserting claims on behalf of or in right of the Company or any other person in connection with or as a result of either this arrangement or any matter referred to in the Letters except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Principal Investor result from the gross negligence or bad faith of GSCP, or UBS, as the case may be, in performing the services that are the subject of the Letters. Any right to trial by jury with respect to any action or proceeding

                                   Annex A-1
arising in connection with or as a result of either this arrangement or any matter referred to in the Letters is hereby waived by the parties hereto. Each of the Principal Investors agrees that any suit or proceeding arising out of either this arrangement or any matter referred to in the Letters may be brought in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in the City of New York, and the Principal Investor agrees to submit to the jurisdiction of, and to venue in, such courts. If any person is entitled to indemnification under this Annex A (the "INDEMNIFIED PERSON") with respect to any action or proceeding brought by a third party, the Principal Investors shall be entitled to assume the defense of any such action or proceeding with counsel satisfactory to the Indemnified Person who shall not, except with the consent of such Indemnified Person, be counsel to the Principal Investors. Upon assumption by the Principal Investors of the defense of any such action or proceeding, the Indemnified Person shall have the right to participate in such action or proceeding and to retain its own counsel but the Principal Investors shall not be liable for any legal fees or expenses subsequently incurred by such Indemnified Person in connection with the defense thereof unless (i) the Principal Investors have agreed to pay such fees and expenses, (ii) the Principal Investors shall have failed to employ counsel reasonably satisfactory to the Indemnified Person in a timely manner, or (iii) the Indemnified Person shall have been advised by counsel that representation of the Indemnified Person by counsel provided by the Principal Investors pursuant to the foregoing would be inappropriate due to actual or potential conflicting interest between the Principal Investors and the Indemnified Person, including situations in which there are one or more legal defenses available to the Indemnified Person that are different from or additional to those available to the Principal Investors, the Principal Investors shall consent to the terms of any compromise or settlement of any action defended by the Principal Investors in accordance with the foregoing without the prior consent of the Indemnified Person. The provisions of this Annex A shall survive any termination or completion of the arrangement provided by the Letters; PROVIDED that the Principal Investors' obligations under this Annex A shall immediately and automatically terminate upon the "Closing Date" (as defined in Annex B). This Commitment Letter shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

                                    Annex A-2

                                     ANNEX B

                     SENIOR FACILITIES INDICATIVE TERM SHEET



BORROWER:                        The Company and a U.K.  subsidiary  ("NEWCO")
                                 of  the   Company   formed  to  acquire   the
                                 Company's U.K. affiliate  (collectively,  the
                                 "BORROWER").


GUARANTORS:                      Each   of   the    Borrower's    subsidiaries
                                 (collectively, the "GUARANTORS") (other than,
                                 as  to  any  U.S.   Borrower,   any   foreign
                                 subsidiaries if a guaranty by such subsidiary would have adverse tax consequences) shall guaranty all obligations under the Senior
                                 Facilities.


SYNDICATION AGENT:               Goldman Sachs Credit Partners L.P. ("GSCP").


ADMINISTRATIVE                   Union Bank of Switzerland ("UBS").
AGENT AND
DOCUMENTATION
AGENT:


ARRANGERS:                       GSCP and UBS Securities LLC


LENDERS: GSCP, UBS and/or other financial institutions selected by GSCP and UBS Securities LLC with the consent of and in consultation with the Company, not to be unreasonably withheld.


AMOUNT OF SENIOR
FACILITIES:                      Up  to  $129.5   million  of  senior  secured
                                 financing   (the  "SENIOR   FACILITIES")   to
                                 include:

                                 (i)   $78 million term loan  facility  (the
                                       "TERM LOANS") allocated as follows:

                                       -      $25 million term loan Facility
                                              ("TERM LOAN A");

                                       -      $53 million term loan facility
                                              ("TERM LOAN B");

                                   Annex B-1

                                 (ii)  $20 million revolving credit facility
                                       (the "REVOLVING FACILITY) including a
                                       $5 million letter of credit
                                       subfacility and a $5 million  swing
                                       line facility; and

                                (iii)  $31.5   million   letter   of  credit
                                       facility   (the   "LETTER  OF  CREDIT
                                       FACILITY").  Drawings  made under the
                                       Letter   of   Credit   Facility   not
                                       immediately   reimbursed   shall   be
                                       treated    for   all    purposes   as
                                       additional amounts  outstanding under
                                       Term Loan B.

                   Portions of the Senior Facilities may be, and all amounts advanced to Newco shall be, made available in British Pound Sterling under arrangements to be negotiated and reasonably satisfactory to Arrangers and the Company.

PURPOSE/USE OF
PROCEEDS:          Term Loans:  To finance the  Acquisition,  to repay  certain existing indebtedness of the Borrower and its subsidiaries as of the Closing Date and to pay related transaction costs.

                   Revolving Facility: To finance the Borrower's and its subsidi-aries' working capital needs (including intercompany loans subject to terms and conditions to be mutually agreed upon).

                   Letter of Credit Facility: To provide credit support for the obligation) to make certain deferred payments to the former owners of one or more of the Affiliates.


MATURITIES:

                   Term Loan A:                Five    and    one-half    years
                                               following the Closing Date

                   Term Loan B:
                                               Seven   years    following   the
                                               Closing Date

                                               Revolving  Facility:   Five  and
                                               one-half years  following of the
                                               Closing Date

                   Letter of Credit Facility:  Available   through   the  first
                                               anniversary   of   the   Closing
                                               Date


                                    Annex B-2

CLOSING DATE:      The date and time on or before  December  31,  1997 on which the initial borrowings under the Senior Facilities are made.


AMORTIZATION:

TERM LOAN A:
-----------

         Year 1      $1.5 million (6 month grace period)
         Year 2      $3.5 million
         Year 3      $4.5 million
         Year 4      $5.5 million
         Year 5      $6.5 million
         Year 5-1/2  $3.5 million


TERM LOAN B:
-----------

         Year 1      $0.25 million (6 month grace period)
         Year 2      $0.50 million
         Year 3      $0.50 million
         Year 4      $0.50 million
         Year 5      $0.50 million
         Year 6      $25.375 million
         Year 7      $25.375 million


                    LETTER OF CREDIT:
                    -----------------

                   Drawings under the Letter of Credit Facility that are not otherwise repaid, shall be treated as additional amounts outstanding under Term Loan B for all purposes and required to be amortized in amounts and on dates proportionate to the amounts required to be amortized with respect to Term Loan B as set forth above.

                   No amortization will be required with respect to the Revolving Facility.


INTEREST RATE:      All amounts  outstanding  under the Senior  Facilities shall bear interest, at the Borrower's option, as follows:

                    A. With respect to the outstanding principal balance of Term Loan A:

                             (i)      at the Base Rate plus 1.50% per annum;
                                      or

                                   Annex B-3

                             (ii) at the reserve adjusted Eurodollar Rate plus 2.50% per annum.

                    B. With respect to the outstanding principal balance of Term Loan B (and any unpaid drawings under the Letter of Credit Facility):

                             (i)      at the Base Rate plus 2.00% per annum;
                                      or

                             (ii) at the reserve adjusted Eurodollar Rate plus 3.00% per annum.

                    C. With respect to the outstanding principal balance of loans made under the Revolving Facility:

                             (i)      at the Base Rate plus 1.50% per annum;
                                      or

                            (ii) at the reserve adjusted Eurodollar Rate plus 2.50% per annum.

                   Interest rates applicable to Term Loan A and loans made under the Revolving Facility shall be subject to reduction based upon performance criteria to be mutually agreed upon.

                   As used herein, the terms "Base Rate" and "reserve adjusted Eurodollar Rate" shall have meanings customary and appropriate for financings of this type, and the basis for calculating accrued interest and the interest periods for loans bearing interest at the reserve adjusted Eurodollar Rate shall be customary and appropriate for financings of this type. Upon the occurrence of a payment default, interest on outstanding amounts shall accrue at a rate equal to the rate otherwise applicable to such amounts plus an additional two percentage points (2.00%) per annum and shall be payable on demand.


INTEREST PAYMENTS:

                   Quarterly for loans bearing interest with reference to the Base Rate; on the last day of selected interest periods (which shall be one, two, three and six months) for loans bearing interest with reference to the reserve adjusted Eurodollar Rate (and at the end of every three months, in the case of interest periods of longer than three months); and (except in the case of Loans under the Revolving Facility) upon prepayment, in each case

                                   Annex B-4
                   payable in arrears and computed on the basis of a 360-day year (a 365-day year for loans bearing interest with reference to the Base Rate).


HEDGING
ARRANGEMENTS:      Within 60 days after the Closing  Date,  the  Borrower  will obtain interest rate protection through interest rate swaps, caps or other agreements satisfactory to Arrangers and Administrative Agent against increases in the interest rates with respect to not less than 50% of the Term Loans and the face amount of Letters of Credit outstanding under the Letter of Credit Facility and for a period of not less than three years. GSCP or its designated affiliate shall be given an opportunity (but shall not have any obligation) to provide such interest rate protection on market terms and conditions.


LETTER OF
CREDIT FEES:       3.00%  p.a.  of  the  face  amount  for  letters  of  credit outstanding under the Letter of Credit Facility, plus standard issuance and administrative charges. Any drawings under such Letter of Credit Facility not immediately repaid shall be treated as additional amounts outstanding under Term Loan B. A fee equal to the applicable interest rate margin on loans bearing interest with reference to the reserve adjusted Eurodollar Rate and outstanding under the Revolving Facility shall be charged with respect to letters of credit issued under the letter of credit subfacility under the Revolving Facility, plus standard issuance and administrative charges.


FUNDING PROTECTION:
                   Customary for transactions of this type, including breakage costs, gross-up for withholding, compensation for increased costs and compliance with capital adequacy and other regulatory restrictions.


COMMITMENT FEES:   Commitment  fees  equal to .50% per  annum  times  the daily average unused portion of the Revolving Facility shall accrue from the Closing Date and shall be payable quarterly in arrears on the unused portion of the Revolving Facility
                   (issued and outstanding letters of credit to be deemed a "used" portion of the Revolving Facility for this purpose).


                                   Annex B-5

VOLUNTARY
PREPAYMENTS:       The Senior Facilities may be voluntarily prepaid in whole or in part, without premium or penalty (provided that loans bearing interest with reference to the reserve adjusted
                   Eurodollar Rate shall be prepayable only on the last day of the related interest period unless the Borrower concurrently pays any "broken funding costs"). Voluntary prepayments of Term Loan A and Term Loan B shall be applied pro rata between Term Loan A and Term Loan B and further applied,
                   FIRST to the next four scheduled amortization payments thereon and SECOND pro rata to the remaining scheduled amortization payments.


MANDATORY
PREPAYMENTS:       The Borrower shall make the following mandatory  prepayments
                   (subject to certain basket amounts and exceptions to be negotiated in the definitive Loan Documents):

                   1. ASSET SALES - prepayments in the amount of all of the net after-tax cash proceeds of the sale or other disposition of any property or assets of the Company or its subsidiaries, other than net cash proceeds of sales or other disposi- tions of assets in the ordinary course of business, or in contemplation of replacement of such assets, payable no later than the first Business Day following the date of receipt;

                   2. EQUITY AND DEBT OFFERINGS - prepayments in an amount equal to 100% of the net cash proceeds received from the issuance of equity securities and certain debt offer- ings of (or capital contributions made to) the Company, (EXCLUDING capital contributions of equity purchases by the Investors or debt offerings otherwise permitted under the Loan Documents) payable no later than the first Business Day following the date of receipt;

                   3. EXCESS CASH FLOW - prepayments in an amount equal to 75% of excess cash flow (to be mutually agreed upon) subject to reduction to 50%, based upon achievement of a certain leverage ratio to be mutually agreed upon, payable annually on a date to be determined; and

                   4. INSURANCE, CONDEMNATION PROCEEDS, OTHER EXTRAORDINARY PAYMENTS - prepayments in an amount equal to such proceeds (subject to certain exceptions to be negotiated).


                                   Annex B-6

                   All such prepayments shall be applied to repay, FIRST, the next four scheduled amortization payments on the Term Loans (applied between Term Loan A and Term Loan B, pro rata) and then pro rata to subsequent scheduled amortization payments thereon, (applied between Term Loan A and Term Loan B, pro rata) (provided that, at the option of holders of Term Loan B, amounts otherwise required to be used to repay Term Loan B shall be applied to make further repayments on Term Loan
                   A) and, following payment in full of the Term Loans SECOND, outstanding loans under the Revolving Facility (and to reduce the commitments thereunder).


SECURITY:          The Senior  Facilities and each Guarantee will be secured by first  priority  security  interests  in  substantially  all assets  (subject to exceptions  to be mutually  agreed upon)
                   including,  without limitation, all personal, real and mixed property (including, without limitation, contract rights) of the Borrower and the Guarantors and a pledge of the stock of the Borrower and each of its subsidiaries; PROVIDED that, as to security for the obligations of any U.S.  Borrower,  only
                   65% of the voting  stock of Company's  foreign  subsidiaries shall be  required  to be pledged if and to the extent  such
                   pledge  would  result  in  adverse  tax  consequences.   All
                   security   arrangements  shall  be  in  form  and  substance
                   satisfactory to Arrangers and Administrative Agent.


REPRESENTATIONS Customary and appropriate including, without limitation, due AND WARRANTIES: organization and authorization, execution, delivery and enforce-ability of the Loan Documents,  financial condition, no material  adverse  change,  title to  properties,  liens,
                   litigation,   payment  of  taxes,   compliance   with  laws,
                   environmental and ERISA and pension matters, consents and approvals and full disclosure.

COVENANTS:         Customary   and   appropriate   affirmative   and   negative
                   covenants,   including,   without   limitation,    financial
                   covenants with respect to minimum  EBITDA,  maximum  capital
                   expenditures,   minimum  interest  coverage  and  a  maximum
                   leverage.  Other covenants will include, without limitation, limitations on other indebtedness,  liens,  negative pledge,
                   investments,    guarantees,   restricted   junior   payments
                   (dividends,  redemptions and payments on subordinated debt), mergers and sales of assets,  capital expenditures,  leases,
                   transactions  with  affiliates,   including  exceptions  and
                   baskets  to  be  mutually  agreed  upon.  The  Company  or a


                                    Annex B-7
                   subsidiary thereof shall be permitted to purchase the Company's German and French affiliates post-closing on terms to be included in Loan Documents.

EVENTS OF DEFAULT: Customary and appropriate  (and subject to customary  notice and cure provisions to be mutually agreed upon) including, without limitation, failure to make payments when due, defaults under other agreements or instruments of indebtedness, noncompliance with covenants, breaches of representations and warranties, bankruptcy, judgments in excess of specified amounts, ERISA and pension matters, impairment of security interests in collateral, invalidity of guarantees, and "changes of control" (to be defined in a mutually agreed upon manner).

CONDITIONS PRECEDENT     1.  SATISFACTORY  DOCUMENTATION.   The  definitive
TO INITIAL                   documentation  evidencing the Senior  Facilities
BORROWINGS:                  shall be prepared by counsel to the  Arrangers and
                             shall be in form and substance satisfactory to the Arrangers and the Lenders.

                         2. ACQUISITION STRUCTURE AND DOCUMENTATION. The structure utilized to consummate the Acquisition (including, without limitation, the requisite level of shareholder consent), the terms thereof, and the definitive documen- tation relating thereto (the "DEFINITIVE ACQUISITION DOCU- MENTS ") shall be in form and substance satisfactory to the Arrangers and the Lenders and the Definitive Acquisition Documents shall be in full force and effect on the Closing Date. Without limiting the generality of the foregoing, concurrently with the consummation of the Acquisition, the U.K. Affiliate shall become a subsidiary of the Borrower.

                         3. CONSUMMATION OF ACQUISITION. Concurrently with the initial borrowing under the Senior Facilities, the Acquisi- tion shall have been consummated pursuant to the Definitive Acquisition Documents, no material provision of which shall have been amended, supplemented, waived or otherwise modified in any material respect without the prior written consent of the Arrangers and the Lenders.

                         4. ISSUANCE OF SUBORDINATED DEBT. Concurrently with the initial borrowing under the Senior Facilities, the Company shall have issued the Subordinated

                                   Annex B-8

                             Debt on terms and conditions satisfactory to the Arrangers and Lenders and shall have received gross proceeds of not less than $150 million with respect thereto and such proceeds (net of fees and transaction costs) shall have been applied in full to pay a portion of the costs of the Acquisition, to repay certain indebtedness of the Company and one or more of the Affiliates and to pay transaction costs.

                        5. ISSUANCE OF COMMON AND PREFERRED EQUITY. The Com-pany shall have received net proceeds from the issuance of equity, in an amount and on terms acceptable to Arrangers and Lenders, to the Investors and/or their affiliates or other persons previously identified to Arrangers and Lenders and such cash proceeds shall have been applied in full to pay a portion of the costs of Acquisition, to repay certain indebtedness of the Compa- ny and one or more of the Affiliates and to pay transac-tion costs.

                        6. DISCHARGE OF EXISTING DEBT. Concurrently with the consummation of the Acquisition, (subject to mutually agreed upon exceptions) pre-existing indebtedness of the Company and its subsidiaries (including one or more of the Affiliates) shall have been repaid in full, all commit- ments relating thereto shall have been terminated, and all liens or security interests related thereto shall have been terminated or released, in each case on terms satisfactory to Arrangers.

                        7. SOLVENCY. The Lenders shall have received a certificate of the chief financial officer of the Borrower and an opinion of an independent valuation consultant, in each case in form and substance satisfactory to the Arrangers supporting the conclusions that, after giving effect to the Acquisition and the related transactions contemplated hereby, the Borrower will not be insolvent or be ren- dered insolvent by the indebtedness incurred in connec- tion therewith, or be left with unreasonably small capital with which to engage in its businesses, or have incurred debts beyond its ability to pay such debts as they mature.

                        8. SECURITY. Administrative Agent, for the benefit of the Lenders, shall have been granted perfected first priority security interests in assets to the extent described above under the heading


                                   Annex B-9

                              "Security" in form and substance satisfactory to the Arrangers.

                        9. NO MATERIAL ADVERSE CHANGE. Since December 31, 1996 there shall not have been (x) any adverse change, in or affecting the general affairs, industry, management, financial position, shareholders' equity or results of operations or prospects of the Company and its subsidiaries and the Affiliates, taken as a whole, or (y) any information submitted to the Arrangers that proves to have been inaccurate, incomplete or misleading in any material respect, and which, in the case of either clause (x) or (y), either Arranger, in its reasonable judgment, deems material.

                        10. NO DISRUPTION OF FINANCIAL AND CAPITAL MARKETS. There shall not have been any disruption or adverse change in the financial or capital markets generally or in the market for loan syndications in particular, which either Arranger, in its reasonable judgment, deem material.

                        11. FINANCIAL STATEMENTS. The Lenders shall have received and be satisfied with (w) the audited financial statements for Company and its subsidiaries and each of the U.K. and German Affiliates for fiscal years 1994, 1995 and 1996
                             (x) unaudited financial statements for the Company and its subsidiaries and for each of the U.K. and Ger- man Affiliates for the period from December 31, 1996 through the month most recently ended prior to the Closing Date, (y) management letters provided to Company and each of the U.K. and German Affiliates by their respective auditors during the last three years and (z) a pro forma balance sheet for Company and its subsidiaries giving effect to the Acquisition and an income and cash flow statement for Company and its subsidiaries for the twelve month period most recently ended prior to the Closing Date.

                        12. CONSENTS AND APPROVALS. All necessary governmental and third party approvals in connection with the Senior Facilities, the Acquisition and the other transactions contemplated by the Senior Facilities shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any applicable authority.

                                   Annex B-10

                       13. LITIGATION, ETC. There shall exist no action, suit, investi- gation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that
                             (i) in the judgement of either Arranger would be reasonably likely to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of Company and its subsidiaries (including the Affiliates), taken as a whole, or
                             (ii) purports to material- ly and adversely affect the Senior Facilities, the Acquis- ition or any of the other transactions contemplated by the Senior Facilities.

                       14. PAYMENTS OF AMOUNTS DUE. All costs, fees, expenses (including, without limitation, reasonable legal fees and expenses) and other compensation required to be paid on the Closing Date to the Administrative Agent, Syndication Agent, Documentation Agent, Arrangers or the Lenders shall have been paid to the extent due.

                       15. CAPITAL STRUCTURE: RELATED AGREEMENTS. All agreements relating to, and the corporate structure of, the Company and its subsidiaries and the Affiliates, all organizational documents of such entities, the employment contracts of key employees and executives and all material contracts, licenses, permits, franchises, insurance policies and other intangible rights shall be reasonably satisfactory to the Arrangers.

                       16. CUSTOMARY CLOSING DOCUMENTS. All documents required to be delivered under the definitive financing documents, (including customary legal opinions), corporate records and documents from public officials and officers' certifi- cates, shall have been delivered.

CONDITIONS TO ALL
BORROWINGS:                  The  conditions  to all  borrowings  will  include
                             requirements relating to prior written notice of borrowing, the accuracy, in all material respects, of representations and warranties, and the absence of any default or potential event of default, and will otherwise be customary and appropriate for financings of this type.

                                   Annex B-11

ASSIGNMENTS AND
PARTICIPATIONS:              The Lenders may assign all or, in an amount of not
                             less than $5  million  any part of their  share of
                             the Senior Facilities to affiliates or one or more
                             banks,  financial  institutions  or other entities
                             that are  eligible  assignees  (to be described in
                             the  Loan   Documents)   which,  in  the  case  of
                             assignments  made by Lenders other than GSCP,  are
                             acceptable  to  the  Administrative   Agent,  such
                             consent not to be unreasonably  withheld, and upon
                             such assignment,  such affiliate,  bank, financial
                             institution  or entity  shall  become a Lender for
                             all purposes of the loan  documentation;  provided
                             that  assignments  made to affiliates and to those
                             persons  who  are   Lenders   prior  to  any  such
                             assignment shall not be subject to the $5 million minimum assignment requirement. The Lenders will have the right to sell participations, subject only to customary limitations on voting rights, in their share of the Senior Facilities.


REQUISITE LENDERS:           Lenders  holding  51%  of  total   commitments  or
                             exposure under the Senior Facilities,  except that
                             (x) any amendment  which would  disproportionately
                             affect  the  obligation  of any  obligor  to  make
                             payments  on Term Loan A, Term Loan B, the  Letter
                             of  Credit  Facility  or  outstandings  under  the
                             Revolving  Capital Facility shall not be effective
                             without  the  approval  of  holders of 51% of such
                             class of holders  and (y) with  respect to matters
                             relating   to  the   interest   rates,   maturity,
                             amortization, collateral issues, the definition of
                             Requisite Lenders etc.,  Requisite Lenders will be
                             defined   as   Lenders   holding   100%  of  total
                             commitments   or   exposure,   under  the   Senior
                             Facilities.

TAXES, RESERVE
REQUIREMENTS AND
INDEMNITIES:                 Except  as  provided  in the  next  sentence,  all
                             payments  are to be made  free  and  clear  of any
                             taxes  (other  than  franchise  taxes and taxes on
                             overall   net   income),   imposts,   assessments,
                             with-holdings  or  other  deductions   whatsoever.
                             Foreign    Lenders    shall    furnish    to   the
                             Administrative Agent appropriate certificates or other evidence of exemption from U.S. federal tax withholding, failing which any such Foreign Lender shall be subject to withholding, as required by laws for U.S. federal income taxes, without gross up.

                             The Borrower will indemnify the Lenders against all increased costs of capital resulting from reserve requirements or otherwise imposed, in each case subject to customary increased costs, capital adequacy and similar provisions to the extent not taken into account in the calculation of the Base Rate or the Euro-dollar Rate.

                                   Annex B-12

INDEMNITY:                   In the event that the  Syndication  Agent,  either
                             Arranger  or the  Administrative  Agent  (each  an
                             "AGENT" and collectively,  the "AGENTS") or any of
                             the Lenders  becomes  involved in any  capacity in
                             any action, proceeding or investigation brought by
                             or against any person,  including  stockholders of
                             the Company or the Borrower, in connection with or
                             as a result  of  either  this  arrangement  or any
                             matter   referred   to   herein,    the   Borrower
                             periodically  will  reimburse such Agent or Lender
                             for  its  reasonable   legal  and  other  expenses
                             (including  the  cost  of  any  investigation  and
                             preparation)  incurred  in  connection  therewith;
                             provided,  however, that if an Agent or Lender, as
                             the  case may be,  is  found  in any such  action,
                             proceeding  or  investigation  to have  acted with
                             gross  negligence  or in bad  faith in  connection
                             therewith,  such Agent or Lender,  as the case may
                             be,  shall repay such  portion of such  reimbursed
                             amounts that is attributable to expenses  incurred
                             in  relation  to the act or omission of such Agent
                             or  Lender,  as the  case  may  be,  which  is the
                             subject  of  such  finding.   Borrower  also  will
                             indemnify  and hold each Agent or Lender  harmless
                             against  any and all  losses,  claims,  damages or
                             liabilities to any such person in connection  with
                             or as a result  of the  Senior  Facilities  or any
                             matter related thereto,  except to the extent that
                             any such loss, claim,  damage or liability results
                             from the  gross  negligence  or bad  faith of such
                             Agent or Lender in  performing  the services  that
                             are the  subject  hereof.  If for any  reason  the
                             foregoing  indemnification  is unavailable to such
                             Agent  or  Lender  or   insufficient  to  hold  it
                             harmless,  then the Borrower  shall  contribute to
                             the amount paid or payable by such Agent or Lender
                             as  a  result  of  such  loss,  claim,  damage  or
                             liability in such  proportion as is appropriate to
                             reflect the  relative  economic  interests  of the
                             Borrower, and its stockholders on the one hand and
                             such  Agent or  Lender  on the  other  hand in the
                             matters   contemplated   hereby  as  well  as  the
                             relative  fault of the  Borrower and such Agent or
                             Lender with respect to such loss, claim, damage or
                             liability   and  any  other   relevant   equitable
                             considerations. The reimbursement, indemnity and contribution obligations of the Borrower shall be in addition to any liability which the Borrower may otherwise have, shall extend upon the same terms and conditions to any affiliate of such Agent or Lender and the partners, directors, agents, employees and controlling persons (if any), as the case may be, of such Agent or Lender and any such affiliate, and


                                   Annex B-13
                             shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Borrower and such Agent or Lender, any such affiliate and any such person. Except as specifically referred to above, no Agent or Lender or any of such affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Borrower, any person asserting claims on behalf of or in right of the Borrower or any other person in connection with or as a result of either this arrangement or any matter referred to herein except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Borrower result from the gross negligence or bad faith of such Agent or such Lender in performing the services that are the subject hereof. Any right to trial by jury with respect to any action or proceeding arising in connection with or as a result of either this arrangement or any matter referred to herein will be waived by the parties. The provisions of this paragraph shall survive any termination or completion of this arrangement, and this paragraph shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.


GOVERNING LAW AND
JURISDICTION:                The Borrower and the Guarantors will submit to the
                             non-exclusive   jurisdiction   and  venue  of  the
                             federal and state courts of the State of New York and shall waive any right to trial by jury. New
                             York law shall govern the Loan Documents.

The foregoing is intended to summarize certain basic terms of the Senior Facilities. It is not intended to be a definitive list of all of the requirements of GSCP or UBS in connection with the Senior Facilities.

                                    Annex B-14

                            Union Bank of Switzerland
                                 New York Branch
                                 299 Park Avenue
                            New York, New York 10171

                                                             August 6, 1997

UBS Partners LLC
299 Park Avenue
New York, New York  10171

Fenway Partners Inc.
152 West 57th Street
New York, New York  10019

                           RE: BRIDGE LOAN COMMITMENT
                               ----------------------

Gentlemen:

         You have advised Union Bank of Switzerland, New York Branch ("UBS" or the Bridge Lender") that UBS Partners LLC ("UBS Partners") and Fenway Partners, Inc. ("Fenway") and certain members of management of Xpedite Systems, Inc. (the "Company" or the "Borrower") and other persons identified by UBS Partners to UBS (together with UBS Partners and Fenway, the "Investor Group") propose to acquire the Company through a merger with a newly formed entity owned and controlled by UBS Partners and Fenway, and to cause the Company, simultaneously with the consummation of such merger, to acquire all of the  issued  and  outstanding capital stock of Xpedite Systems,
Limited (together with Xpedite Systems,  GmbH and  Xpedite  Systems,   S.A.,
the  "Foreign   Affiliates")  (such  merger  and acquisitions,  the
"Acquisition"). As part of the financing of the Acquisition, the repayment of certain indebtedness of the Company and one or more of the Foreign Affiliates and the payment of fees and expenses incurred in connection with the transactions contemplated hereby ("Acquisition Purposes"), the Investor Group will provide to the Company equity financing (the "Equity Financing") and the Company will arrange up to $129,500,000 in a senior secured credit facility (the "Credit Facility"), which will be provided to the Company and a U.K. subsidary thereof. For the purposes of this letter, the terms "you" and "your" mean and refer to UBS Partners and Fenway, severally in accordance with their respective equity commitments in the acquisition vehicle. The above listed actions together are herein referred to as the "Transactions." We further understand that the precise structure of the Transactions will be under continuing consideration, may vary from the foregoing and will be subject to our mutual agreement. Concurrently with the execution and delivery of this letter, UBS Partners and Fenway are executing and delivering a fee letter (the "Fee Letter") and an engagement letter (the "Engagement Letter"), each dated the date hereof.

         You have requested that the Bridge Lender commit to lend the Borrower funds in U.S. dollars in the principal amount of $150 million for the purpose of financing in part the Transactions (the "Loan").

         On the date of the funding of the Loan (the "Funding"), the Borrower will place into escrow warrants exercisable for nominal consideration (the "Warrants") representing 3% of the common stock of the Borrower on a fully diluted basis. In the event that the Loan is not repaid at maturity but is exchanged for securities as described in Exhibit B (the "Rollover Notes"), the Bridge Lender will be entitled to one-third of the Warrants (subject to reduction due to the proration referred to below). If the Rollover Notes are outstanding six months after their issuance, the Bridge Lender shall be entitled to an additional one-third of the Warrants (subject to reduction due to the proration referred to below) and if the Rollover Notes remain outstanding one year after their issuance, the Bridge Lender shall be entitled to the remaining one-third of the Warrants (subject to reduction due to proration referred to below).

         On the date of Funding or as soon as practicable thereafter, the Borrower will issue senior subordinated notes (the "Debt Securities"), which will be sold in a public offering or private placement as herein provided, to finance in part the Acquisition (the "Debt Offering"), or if the Loan has been made, to refinance the Loan (the "Bridge Refinancing").

         Accordingly, subject to the terms and conditions set forth below and in Exhibits A-D hereto, which exhibits are incorporated by reference herein (collectively such exhibits are referred to as the "Term Sheet"), the Bridge Lender hereby agrees with you as follows:

                  1. COMMITMENT. UBS hereby commits to you to provide, or to cause one or more of its affiliates to provide, subject to the conditions outlined in this letter (the "Commitment Letter"), in the Fee
 Letter, the Engagement Letter and the Term Sheet, $150 million in aggregate principal amount of the Loan (the "Commitment") in immediately available funds at the Funding. The Funding will occur simultaneously with the consummation of the other Transactions. The proceeds of the Loan will be used solely for Acquisition Purposes.

                  2. BRIDGE LOAN AGREEMENT. At or prior to the Funding, the Borrower shall enter into a short-term loan agreement (the "Bridge Loan Agreement") with the Bridge Lender, substantially in the form of UBS's customary loan agreement entered into in connection with short term financings. The Bridge Loan Agreement shall be in form and substance satisfactory to the Bridge Lender and the Borrower and will reflect, without limitation, the provisions in Exhibits C and D hereto.

                  3. CONDITIONS. The obligation of the Bridge Lender to provide the Loan pursuant to Section 1 shall be subject to the satisfaction at or prior to the Funding of such conditions as are customarily found in the form of the Bridge Lender's customary loan agreements entered into in connection with short term financings, the conditions set forth elsewhere herein and other conditions appropriate in the reasonable judgment of the Bridge Lender for this transaction, including, without limitation, the conditions contained in Exhibit D hereto.

                  4. INFORMATION AND INVESTIGATIONS. You hereby represent and covenant that to the best of your knowledge (a) all information and  data (excluding financial projections)  concerning the Borrower and its
subsidiaries, the  Transactions   and  the  other   transactions
contemplated   hereby  (the "Information")  that have been  prepared  or will be prepared by or on behalf of you or any of your affiliates or authorized representatives or advisors and that have been or will be made available to the Bridge Lender or its representatives or advisors by you or on your behalf in connection with the transactions contemplated hereby, including information provided in connection with the syndication of the
 Loan, taken as a whole, is and will be correct in all material respects and does not and will not, taken as a whole, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein, taken as a whole, not misleading in light of the circumstances under which such statements are made and (b) all financial projections concerning the Borrower and its subsidiaries, as they relate to the transactions contemplated hereby (the "Projections") that have been prepared by or on behalf of you or any of your affiliates or authorized representatives and that have been or will be made available to the Bridge Lender or its representatives or advisors by you or on behalf of you or any of your affiliates or authorized representatives or advisors in connection with the transactions contemplated hereby have been and will be prepared in good faith based upon assumptions believed by you to be reasonable. It is understood that such representation concerning the Projections is not intended to indicate what the actual results of the Borrower and its subsidiaries will be or that any results contained therein will be achieved. You agree to supplement the Information and the Projections solely based on written information received by you, and excluding changes in general market and economic conditions from time to time until the consummation of the Transactions and, if requested by the Bridge Lender, for a reasonable period thereafter necessary to complete the syndication of the Loan, so that the representation and covenant in the preceding sentence remains correct. In arranging the Loan, including the syndication thereof, the Bridge Lender will be using and relying primarily on the Information and the Projections without independent check or verification thereof.

                  For all purposes of this Commitment Letter and the Term Sheet, the "subsidiaries" of the Company shall also be deemed to include those entities that will become subsidiaries of the Company at the time of closing of the Transactions.

                  5. INDEMNIFICATION AND CONTRIBUTION. You agree to indemnify the Bridge Lender and certain other persons referred to in Exhibit E hereto in accordance with the terms and provisions set forth in such Exhibit E, which terms and provisions are incorporated herein and made a part hereof. Upon the execution and delivery by the Borrower of the Bridge Loan Agreement, all your obligations under this letter and (with respect to the Bridge Lender only) the Fee Letter shall terminate.

                  6. THE BRIDGE LENDER'S FEES. In consideration of the Bridge Lender's commitment hereunder, you agree to pay or cause to be paid to the Bridge Lender the fees described in the Fee Letter, the terms and provisions of which are, without duplication, incorporated herein and made a part hereof.

                  7. TERMINATION; EFFECTIVENESS. If (i) you have not accepted this letter agreement by 5:00 p.m. (New York City time) on or prior to the fifth business day after the date hereof; (ii) the Funding does not occur on or prior to December 31, 1997; (iii) any circumstance described in conditions (f) and (g) in Exhibit D shall have occurred; (iv) the Borrower accepts an acquisition or recapitalization proposal other than that of the
 Investor Group or upon the termination of an executed acquisition agreement between the Borrower and the Investor Group; or (v) the Borrower issues $150 million of senior subordinated notes in a public offering or private placement to fund the Acquisition, this letter and the Bridge Lender's Commitment hereunder shall terminate (upon written notice by the Bridge Lender with respect to its Commitment if an event described in clause (iii) of this sentence shall occur) unless the Bridge Lender shall, in its sole discretion, agree to an extension. Notwithstanding the foregoing, the compensation, reimbursement, indemnification and confidentiality provisions hereof and the Fee Letter and Sections 14, 15, 17 and 18 of this Commitment Letter shall survive any termination of this Commitment Letter or the Bridge Lender's Commitment hereunder.

                  8. FEES AND EXPENSES. By executing this Commitment Letter, you agree to reimburse the Bridge Lender and its affiliates upon request made from time to time, for their reasonable out-of-pocket expenses
(including,  without limitation,   reasonable   expenses  of  the  Bridge
Lender's  due   diligence investigation,  reasonable consultants' fees (if such consultants are engaged by the Bridge Lender with your consent (which consent shall not be unreasonably withheld or delayed)), reasonable syndication expenses, appraisal and valuation fees and expenses, reasonable travel expenses and the reasonable fees, disbursements and other charges of counsel) incurred in connection with the Bridge Loan
Agreement  and  related   documentation   and  the   negotiation,
preparation, execution and delivery, waiver or modification, administration, collection and enforcement of this Commitment Letter, the Term Sheet, the Fee Letter, the Engagement Letter, and the Debt Offering, the Bridge Refinancing or any other refinancing of the Loan; provided, however, that, subject to Section 5, you shall not be obligated under this
Section 8 for any expenses incurred after you have given the Bridge Lender written notice of the termination of this Commitment Letter (which you shall be entitled to give at any time).

                  9. PUBLIC ANNOUNCEMENTS. You acknowledge that the Bridge Lender may, if the Loan has been made, at its option and expense, place an announcement in such newspapers and periodicals as it may choose, stating that the Bridge Lender has acted in the capacity set forth in this agreement.

                  10. AGREEMENT TO COOPERATE. You agree (consistent with your obligations under applicable law) to (i) undertake to cooperate with the Bridge Lender and provide the Bridge Lender with information possessed by you (including projections) reasonably required by it in connection with the Debt Offering, as the case may be, or other means of refinancing the Loan,
(ii) cooperate with the Bridge Lender in its effort to complete a successful syndication of the Loan if requested to do so by the Bridge Lender, and provide the Bridge Lender in a timely manner with information possessed by you reasonably required by it in connection therewith, (iii) assist the Bridge Lender in connection with the marketing of the Debt Securities pursuant to the Debt Offering (including making available senior management of the Borrower (as determined by the Bridge Lender) for investor meetings)
 and (iv) cooperate with the Bridge Lender in the Company's preparation of any registration statement or private placement memorandum relating to the Debt Offering and (v) cooperate with the Bridge Lender in the Bridge Lender's efforts in achieving a timely syndication, including (a) providing, and causing your affiliates and advisors to provide, to the Bridge Lender all information possessed by you reasonably deemed necessary by the Bridge Lender to complete successfully the syndication, including but not limited to, information and projections (including, without limitation, any updated projections requested by the Bridge Lender) prepared by you or on your behalf relating to the transactions contemplated hereby, and (b) assisting, and causing your affiliates and advisors to assist, the Bridge Lender in the preparation of a confidential information memorandum and other marketing materials to be used in connection with the syndication, including making available representatives of the Borrower and its subsidiaries. The syndication efforts will be accomplished by a variety of means, including direct contact during the syndication between senior management (including, but not limited to, the chief executive officer, chief financial officer and treasurer of the Borrower) and advisors and affiliates of the Borrower on the one hand and the proposed syndicate Lenders on the other hand.

                  11. SYNDICATION, ETC. The Bridge Lender reserves the right prior to or after the execution of the Bridge Loan Agreement, and in consultation with you in each instance, to syndicate (through a private placement) all or a portion of its commitment and the Loan to one or more financial institutions (the Bridge Lender and such financial institutions being referred to herein as the "Lenders") that will become parties to the Bridge Loan Agreement, and in that connection, promptly following your acceptance of the Bridge Lender's commitment hereunder, the Bridge Lender may commence the syndication of the Loan to such Lenders. You agree that you will provide no compensation to any Lender outside the terms contained herein and in the Fee Letter in order to obtain its commitment to participate in the Loan. It is understood and agreed that, except as otherwise provided in the Fee Letter, the amount and distribution of the fees and other compensation referred to herein among the Lenders will be at the Bridge Lender's sole discretion. It is understood and agreed that the Bridge Lender will manage all aspects of the syndication, including, without limitation, decisions as to the selection of potential Lenders to be approached and when they will be approached, when their commitments will be accepted, which Lenders will participate, any naming rights (including the naming of co-agents, subject to your reasonable approval) and the final allocations of the commitments among the Lenders.

                  You agree that the Bridge Lender will act as the sole agent bank for the Loan and that the Bridge Lender will act as sole syndication agent and that no additional agents, co-agents or arrangers will be appointed, or other titles conferred, without the consent of the Bridge Lender.

                  Your assistance in connection with the syndication will also include, if the Bridge Lender requests, your assisting the Bridge Lender in requesting for the Borrower (at your sole expense) credit ratings of one or more nationally recognized rating agencies.

                  To ensure an orderly and effective syndication of the Loan, you agree that until the termination of the syndication (as determined by the Bridge Lender), you will not, and will not permit any of your affiliates to, syndicate or issue, attempt to syndicate or issue, announce or authorize the announcement of the syndication or issuance of, or engage in discussions concerning the syndication or issuance of, any debt facility or debt security of the Borrower or any of its subsidiaries, including any renewals thereof (other than the Debt Offering, the Bridge Refinancing, the notes to be issued upon rollover of the Loan (the "Rollover Notes"), the Credit Facility, refinancing of the foregoing and other debt permitted by the Bridge Loan Agreement) without the prior written consent of the Bridge Lender. Notwithstanding the foregoing, the Bridge Lender's Commitment hereunder is not subject to the syndication of any portion of the Loan and the Loan will only be syndicated in the Bridge Lender's sole discretion.

                  12. CONFIDENTIALITY. You agree that this letter (including exhibits), the Fee Letter, the Engagement Letter, the contents of any of the foregoing or the Bridge Lender's activities pursuant hereto or thereto are confidential and shall not be disclosed by you to any person, without the prior written consent of the Bridge Lender other than the Company and its and your officers, directors, employees, accountants, attorneys and other advisors, and then only in connection with the Transactions and on a confidential and need-to-know basis, except that, following your acceptance hereof, you may make such public disclosures of the terms and conditions hereof as you are required by applicable law or compulsory legal process to make; PROVIDED, HOWEVER, that if such disclosure is required by compulsory legal process you agree to give the Bridge Lender reasonable notice to afford the Bridge Lender the opportunity to seek a protective order. You agree that you will permit the Bridge Lender to review and approve any reference to the Bridge Lender in connection with the Loan or the transactions contemplated hereby contained in any press release prior to public release.

                  13. TERMS AND CONDITIONS. This letter is not intended to be, nor shall it be construed as, an attempt to define or set forth all of the terms and conditions of the Bridge Loan Agreement. Rather, it is intended only as an outline of certain principal terms of the basic business understanding around which legal documentation will be structured. Those matters that are not covered or made clear herein or in the Fee Letter (none of which will be materially inconsistent with terms set forth in this letter, the Term Sheets, the Fee Letter or the Engagement Letter) are subject to the mutual agreement of the parties.

                  14. GOVERNING LAW. THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  15. ASSIGNMENT. This letter and the Bridge Lender's commitment hereunder shall not be assignable by either party hereto without the prior written consent of the other party hereto, and any such attempted assignment shall be void and of no effect; PROVIDED, HOWEVER, that nothing contained in this Section shall prohibit the Bridge Lender (in its sole discretion) from (i) performing any of its duties hereunder through any of its affiliates, and you will owe any related duties hereunder to any such affiliate or (ii) from granting participations in, or selling assignments (in each case consistent with federal and state securities laws) of all or a portion of, the Commitment or the Loan pursuant to arrangements satisfactory to the Bridge Lender; provided that the Bridge
 Lender shall consult in each instance with the Borrower in the case of any such assignments. Except as provided by Section 5 and Exhibit E hereof or the prior sentence, this letter is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto. In addition to the last sentence of Section 5, the Bridge Lender agrees that UBS Capital and Fenway may at any time assign any and all of their rights and delegate their obligations hereunder and (with respect to the Bridge Lender only) under the Fee Letter to the Borrower (including without limitation rights and obligations with respect to indemnification and the payment of fees and expenses), provided that the Bridge Lender shall have received the
 Borrower's written acceptance and assumption thereof in a form reasonably acceptable to the Bridge Lender and thereafter UBS Capital and Fenway will automatically and with no further action on either of their parts or on the part of the Bridge Lender be fully released from any liability hereunder and (with respect to the Bridge Lender only) under the Fee Letter.

                  16. EXECUTION IN COUNTERPARTS. This letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this letter by telecopier shall be effective as delivery of a manually executed counterpart of this letter.

                  17. AMENDMENTS, ETC. No amendment or waiver of any provision of this letter, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto and then any such waiver, consent or approval shall be effective only in the specific instance and for the specific purpose for which given.

                  18. WAIVER OF JURY TRIAL. Each of you and the Bridge Lender (in each case on its own behalf and, to the extent permitted by applicable law, on behalf of its shareholders) waives all right to trial by jury in any action, proceeding or counterclaim

(whether based upon contract, tort or otherwise) related to or arising out of the Transactions, the transactions contemplated by the Debt Offering or the other transactions contemplated by this letter, or the performance by the Bridge Lender of the services contemplated by this letter.

                  19. This Bridge Loan Commitment Letter supersedes the Bridge Loan Commitment Letter, dated July 3, 1997, entered into among the parties hereto.

                  Please confirm that the foregoing correctly sets forth our agreement of the terms hereof and the Fee Letter by signing and returning to the Bridge Lender the duplicate copy of this letter and Fee Letter enclosed herewith. Upon your acceptance hereof, this letter shall constitute a binding agreement between you and the Bridge Lender.

                                 Very truly yours,

                                 UNION BANK OF SWITZERLAND
                                 NEW YORK BRANCH
                                 By: UBS SECURITIES LLC, its agent


                                  By: /s/ Nicholas Daifotis
                                     -------------------------------------
                                      Name: Nicholas Daifotis
                                     Title: Managing Director


                                  By: /s/ Philip M. Benedict
                                     -------------------------------------
                                      Name: Philip M. Benedict
                                     Title: Director

Accepted and agreed to as of
August ___ 1997

FENWAY PARTNERS, INC.

By: /s/ Russell W. Steenberg
   -----------------------------
         Name: Russell W. Steenberg
         Title: Managing Director

UBS PARTNERS LLC

By: /s/ Michael Greene
   -----------------------------
         Name: Michael Greene
         Title: Managing Director

By: /s/ James A. Breckenridge
   -----------------------------
         Name: James A. Breckenridge
         Title: Vice President

                                                                       EXHIBIT A



                            PRELIMINARY TERM SHEET
                   SENIOR SUBORDINATED INCREASING RATE NOTES

                  CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANING GIVEN TO SUCH TERM IN THE COMMITMENT LETTER TO WHICH THIS EXHIBIT A IS ATTACHED AND OF WHICH IT FORMS A PART.

ISSUER: Xpedite Systems, Inc. (the "Company" or the "Borrower").

ISSUE: Unsecured Senior Subordinated Increasing Rate Notes (together with pay-in-kind notes described below, the "Bridge Notes").

PRINCIPAL AMOUNT:                     $150,000,000

PURCHASER OF ISSUE:                   An affiliate of Union Bank of  Switzerland
                                      ("UBS" or the "Initial Purchaser").

USE OF PROCEEDS:                      To finance a portion  of the  Acquisition,
                                      to  repay  certain   indebtedness  of  the
                                      Company  and one or  more  of the  Foreign
                                      Affiliates and to pay related transaction expenses.

MATURITY:                             One year from date of issue (the "Maturity
                                      Date").


ROLLOVER NOTES:                       On the  Maturity  Date,  the Bridge  Notes
                                      shall be exchanged for an equal principal amount of senior subordinated rollover notes (the "Rollover Notes") with the terms described in Exhibit B.

GUARANTEES:                           The   Company's    direct   and   indirect
                                      subsidiaries  which are  guarantors of the
                                      obligation of the Company under the Credit
                                      Facility  will issue  senior  subordinated
                                      unsecured   guarantees  in  favor  of  the
                                      lenders.


INDICATIVE INTEREST RATE AND          Interest   will  be  paid   quarterly   in
PAYMENT DATES:                        to the 3 month  LIBOR  rate  plus a spread
                                      (the "Spread").  The Spread will initially
                                      be 500 basis  points.  If the Bridge Notes
                                      are not retired in whole by the end of the
                                      first six-month  period following the date
                                      of issuance  (the  "Issuance  Date"),  the
                                      Spread will  increase 200 basis points and
                                      shall   continue   to   increase   by   an
                                      additional 25 basis points at the end of each subsequent three-month period for so long as the Bridge Notes are outstanding. Notwithstanding anything to the contrary set forth above, (i) in no case shall the interest rate on the Bridge
                                      Notes exceed 17.0% per annum, and (ii) the portion, if any, of interest payments representing a per annum interest rate in excess of 13.5% shall be paid, at the Company's option, by issuing additional
                                      Bridge Notes with a principal amount equal to such excess portion of interest.

                                      Notwithstanding the foregoing (and subject
                                      to clause  (ii) of the  prior  paragraph),
                                      after  the   occurrence   and  during  the
                                      continuance   of  an  Event   of   Default
                                      resulting   from  a  failure   to  make  a
                                      required  payment in respect of the Bridge
                                      Notes,  interest will accrue on the Bridge
                                      Notes at the then applicable rate plus 100 basis points. The Initial Purchaser shall have the right to sell the Bridge Notes to a third party (after consultation with the Borrower) at any time, either in whole or in part in a private placement.

VOLUNTARY PREPAYMENTS:                Borrowings  under the Bridge  Notes may be
                                      prepaid at any time at par, plus accrued and unpaid interest.

MANDATORY REPAYMENTS:                 Subject  to  any  required  payment  under
                                      Credit Facility,  the Bridge Notes will be
                                      required to be repaid at par plus  accrued
                                      and unpaid  interest  with the proceeds of
                                      any public  offering or private  placement
                                      of  debt  or  equity   securities  of  the
                                      Company, any parent holding company or any
                                      of the Company's subsidiaries, other than,
                                      when no  default  exists  under the Bridge
                                      Loan Agreement,  additional  equity (up to
                                      an  amount,   if  any,   provided   as  an
                                      exception under the Credit Facility to the
                                      mandatory  repayment  provisions  thereof)
                                      contributed by the original equity holders
                                      and  debt   issuance   under  the   Credit
                                      Facility, any refinancing thereof and any debt issuances permitted by the Bridge
                                      Loan  Agreement.


                                      In  addition,  the  Bridge  Notes  will be
                                      required  to be  repaid  with the net cash
                                      after-tax  proceeds  from  Asset  Sales in
                                      excess  of  $20,000,000   not  applied  to
                                      reduce  amounts   outstanding   under  the
                                      Credit  Facility.   Asset  Sales  will  be
                                      governed by a fair market value standard.


                                      CERTAIN  COVENANTS:

                                      The  Bridge  Notes  will  contain  certain
                                      financial    and    operating    covenants
                                      including, but not limited to, the
                                      following.

                                      LIMITATION ON ADDITIONAL DEBT
                                      The  Company  will  be   prohibited   from
                                      incurring additional debt.


                                      EXCEPTIONS:

                                           a)   The  Credit  Facility.

                                           b)   The  Rollover  Notes,  the  Debt
                                                Securities    and   other   debt
                                                incurred  to  repay  the  Bridge
                                                Notes,  in  whole  or  in  part,
                                                provided  that any debt incurred
                                                to  repay  the  Bridge  Notes in
                                                part     must     have     terms
                                                satisfactory  to a  majority  in
                                                interest of the Lenders.

                                           c)   $___ million basket in an amount
                                                to be mutually agreed upon.

                                           d)   Other debt to be agreed upon.

                                      ANTILAYERING

                                      Strict antilayering provisions will be required.


                                      LIMITATIONS ON RESTRICTED PAYMENTS

                                      LIMITATIONS ON LIENS

                                      LIMITATIONS ON ASSET SALES

                                      LIMITATIONS    ON    TRANSACTIONS     WITH
                                      AFFILIATES; provided that the Company will
                                      be  permitted  to purchase  the  Company's
                                      German  and  French  Foreign   Affiliates.

                                      LIMITATIONS  ON MERGERS OR  CONSOLIDATIONS

                                      LIMITATIONS  ON ISSUANCE OF CAPITAL  STOCK
                                      OF  SUBSIDIARIES

                                      LIMITATIONS   ON   PAYMENT    RESTRICTIONS
                                      AFFECTING SUBSIDIARIES

SUBORDINATION:                        Customary     for     unsecured     senior
                                      subordinated bridge financings.


RANKING:

                                      The Bridge Notes will be unsecured  senior
                                      subordinated  obligations  of the Company,
                                      rank  PARI   PASSU   with   other   senior
                                      subordinated indebtedness of the Company and will be subordinated to the Credit Facility on terms acceptable to the Bridge Lender and the lenders under the Credit

                                      Facility.

CHANGE OF CONTROL:                    The Company  will be required to repay the
                                      Bridge Notes at 100% upon a Change of Control (to be defined).

EVENTS  OF DEFAULT:

                                      Customary   Events   of   Default   for  a
                                      subordinated  bridge  loan with notice and
                                      grace periods to be mutually  agreed upon.
                                      The vote of the holders of at least 51% in
                                      principal  amount of the Bridge Notes will
                                      be required to accelerate the Bridge Notes
                                      upon an Event of  Default  and the vote of
                                      the  holders of at least 51% in  principal
                                      amount  of  the   Bridge   Notes  will  be
                                      required to rescind any such acceleration.


                                      AMENDMENTS; VOTING RIGHTS:


                                      The Bridge Loan  Agreement  and the Bridge
                                      Notes may be amended, supplemented or waived by the Company with the consent of the holders of at least a majority in principal amount of the Bridge Notes; provided that without the consent of each holder affected, an amendment, supplement or waiver may not

                                      (a)  postpone  or delay any date fixed for
                                           any payment of  principal,  interest,
                                           fees  or  other  amounts  due  to the
                                           Lenders except as otherwise  provided
                                           in the Bridge Loan Agreement;

                                      (b)  reduce the  principal of, or the rate
                                           of interest on, any Bridge Notes;

                                      (c)  change the  aggregate  percentage  of
                                           the outstanding  principal  amount of
                                           Bridge  Notes which is  required  for
                                           the  holders  or any of  them to take
                                           any action;

                                      (d)  release any subsidiary guarantee;

                                      (e)  adversely  affect the  ranking of the
                                           Bridge Notes;

                                      (f)  alter in any  manner  adverse  to the
                                           Lenders,  the Company's obligation to
                                           mandatorily prepay the Bridge Notes;

                                      (g)  increase restrictions on the right to
                                           exchange  Bridge  Notes for  Rollover
                                           Notes or any amendment to the rate of
                                           such exchange; or

                                      (h)  impair the right of the holder of the
                                           Bridge  Notes to
                                           institute suit for the enforcement of
                                           any   payment   on,  or  right   with
                                           respect, to the Bridge Notes or waive
                                           any payment default thereon.


COST AND YIELD  PROTECTION:                Customary    for    facilities    and
                                           transactions of this type,  including
                                           standard  protective  provisions  for
                                           such  matters  as  increased   costs,
                                           funding   losses,   breakage   costs,
                                           capital adequacy,  illegality, taxes,
                                           changes  in   capital   requirements,
                                           guidelines   or   policies  or  their
                                           interpretation or application.

BRIDGE LENDERS'COUNSEL:                    Fried,  Frank,   Harris,   Shriver  &
                                           Jacobson.

                                                                       EXHIBIT B

                            PRELIMINARY TERM SHEET
                      SENIOR SUBORDINATED ROLLOVER NOTES

                  CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANING GIVEN TO SUCH TERM IN THE COMMITMENT LETTER TO WHICH THIS EXHIBIT B IS ATTACHED AND OF WHICH IT FORMS A PART.

ISSUER:                            Same as Bridge Notes.

ISSUE: Unsecured Senior Subordinated Rollover Notes (together with any pay-in-kind notes the "Rollover Notes").

PRINCIPAL AMOUNT:                  Principal  amount  issued will be 100% of the
                                   then outstanding principal amount of the Bridge Notes outstanding at maturity thereof.

FORM: The Rollover Notes will be issued under an indenture (the "Indenture") which complies with the Trust Indenture Act of 1939, as amended. The Company will appoint a trustee reasonably acceptable to the holders of the Bridge Notes to act as trustee under the Indenture. The Rollover Notes and the Indenture will be fully executed and deposited into escrow at the closing of the Bridge Loans. None of the Rollover Notes shall be deemed to have been issued, for any purpose, except to the extent released from such escrow in exchange for a like amount of Bridge Notes.

MATURITY:                          9 years.

GUARANTEES:                        Same as Bridge Notes.

INTEREST RATE:                     Interest will be paid semiannually in cash at
                                   either  (a) a fixed  rate equal to the higher
                                   of: (i) the rate which the Bridge  Notes bore
                                   at their  maturity plus 50 basis points,  and
                                   (ii) the rate  applicable  to the most recent
                                   (prior to the  maturity of the Bridge  Notes)
                                   auction of U.S.  Treasuries having a maturity
                                   closest to the Rollover  Notes plus 700 basis
                                   points  or (b) a  floating  rate  equal  to 3
                                   month  LIBOR  plus  the  spread  borne by the
                                   Bridge Notes at their  maturity plus 50 basis
                                   points.  Each  holder  of  the  Bridge  Notes
                                   exchanged  for the Rollover  Notes shall have
                                   the right to  select  either  the fixed  rate
                                   option  or the  floating  rate  option at the
                                   time of exchange .  Notwithstanding  anything
                                   to the contrary  set forth  above,  (i) in no
                                   case shall the interest on
                                   the  Rollover  Notes  exceed 17.0% per annum,
                                   and (ii) the  portion,  if any,  of  interest
                                   payments  representing  a per annum  interest
                                   rate in excess of 13.5% shall be paid, at the
                                   Company's  option,   by  issuing   additional
                                   Rollover Notes with a principal amount equal to such excess portion of interest.

TRANSFERS BY INITIAL PURCHASER:

                                   The Initial Purchaser shall have, in consultation with you in each instance, the right to sell the Rollover Notes to a third party at any time, either in whole or in part. Prior to selling the Rollover Notes to a third party, the Initial Purchaser shall give the Company a ten (10) business day window during which they may call the portion due to be sold at par plus accrued and unpaid interest.

FUNDING FEE:                       300 basis  points,  payable upon  issuance of
                                   the Rollover Notes.

EQUITY AMOUNT:                     On the  date of the  issuance  of the  Bridge
                                   Notes,  warrants (the  "Warrants") to acquire
                                   the  Company's  common  stock  for a  nominal
                                   value  representing  3% (as  of the  issuance
                                   date) of the fully  diluted  common  stock of
                                   the  Company  will  be  placed  in an  escrow
                                   account. The Warrants will expire on the date
                                   of final maturity of the Rollover Notes.  The
                                   Warrants  will  have  mutually   satisfactory
                                   provisions relating to anti-dilution.

                                   In the event that the Bridge Notes are exchanged for the Rollover Notes, the Initial Purchaser shall be entitled to 1/3 of the Warrants. In addition, the Initial Purchaser shall be entitled to 1/3 of the Warrants after the Rollover Notes have been outstanding for 6 months and 1/3 of the Warrants after the Rollover Notes have been outstanding for 1 year. Notwithstanding the foregoing, each such 1/3 tranche of Warrants to which the Initial Purchaser shall be entitled shall be reduced to an amount equal to the product obtained by multiplying (i) the number of Warrants equal to 1/3 of the Warrants by (ii) a fraction, the numerator of which is the aggregate principal amount of the Bridge Notes outstanding immediately prior to the exchange for Rollover Notes, and the denominator of which is the original aggregate principal amount of the Bridge Notes issued on the Funding.

CERTAIN COVENANTS:                 The  Rollover  Notes  will  contain   certain
                                   financial and operating covenants including, but not limited to, the following (the final terms of which will be determined based on market requirements):

                                   LIMITATION ON ADDITIONAL DEBT
                                   -----------------------------

                                   The Company and its Subsidiaries shall not incur any Debt except:

                                   (a)   the Rollover Notes and Debt Securities;

                                   (b) the Credit Facility not to exceed $__ million (in an amount to be mutually agreed upon) (includes amounts necessary to fund the purchase of the Foreign Affiliates);

                                   (c)   refinancing of (a) or (b) above;

                                   (d)   if   the    ratio    of    pro    forma
                                         EBITDA/Interest is greater than 2.0x;

                                   (e) $_____ million basket (in an amount to be mutually agreed upon); and

                                   (f)   other debt to be agreed upon.

                                   LIMITATION ON RESTRICTED PAYMENTS
                                   ---------------------------------

                                   Except for exceptions to be mutually agreed upon, the Company shall not pay cash dividends, repurchase any shares of stock, make investments in any other person or prepay subordinated debt ("Restricted Payments") unless:

                                   (a)   no   default   exists   or   would   be
                                         continuing;

                                   (b)   the Company  could incur $1.00 of Debt;
                                         and

                                   (c) the sum of all Restricted Payments made would not exceed the sum of 50% of the Consolidated Net Income (to be defined) of the Company (or, if Consolidated Net Income shall be a deficit, minus 100% of such deficit) for the period plus the proceeds from the issuance of capital stock by the Company (other than to subsidiaries).

                                   LIMITATION ON LIENS
                                   -------------------

                                   Other than Permitted Liens (to be defined) the Company will not allow liens, for the benefit of subordinated or pari passu creditors, on any of its tangible or intangible assets, including the capital stock of its subsidiaries without equally and ratably securing the Rollover Notes.

                                   RESTRICTIONS ON ASSET SALES
                                   ---------------------------

                                   The Company and its subsidiaries shall not sell any material assets, except material assets acquired after the Closing, unless:

                                   (a)   the  Company   receives   fair  market
                                         value;

                                   (b)   __% (in an amount to be mutually agreed
                                         upon) of the  proceeds  are received in
                                         cash;

                                   (c) the net cash after-tax proceeds are reinvested in the business or otherwise used in accordance with the Credit Facility or are used to make an offer to prepay, repay, redeem or purchase Senior Indebtedness (as defined) and following payment in full of all "Senior Indebtedness" required to be prepaid, purchased, repaid or redeemed with such net cash after-tax proceeds, then to make an offer to purchase the Rollover Notes.

                                   ANTILAYERING
                                   ------------

                                   Strict   antilayering   provisions   will  be
                                   required.

                                   LIMITATIONS ON  TRANSACTIONS WITH AFFILIATES
                                   --------------------------------------------

                                   Subject to exceptions to be mutually agreed upon, the Company and its subsidiaries shall not enter into any transactions with any affiliate except on a basis no less favorable to the Company or its subsidiaries than could be obtained from an unaffiliated third party; provided that the Company will be permitted to purchase the Company's German and French Foreign Affiliates.

                                   LIMITATIONS ON MERGERS OR CONSOLIDATIONS
                                   ----------------------------------------

                                   The Company shall not merge or consolidate with any entity (other than with any of its wholly-owned subsidiaries in a transaction in which the Company is the surviving corporation) unless:

                                   (a)   the   survivor   assumes  the  Rollover
                                         Notes;

                                   (b)   no default  or event of  default  would
                                         exist;

                                   (c)   the  survivor  could  incur $1 of Debt;
                                         and

                                   (d) the survivor's net worth would not be lower than the Company's prior to the transaction.

                                   LIMITATIONS ON PAYMENT RESTRICTIONS AFFECTING
                                   ---------------------------------------------
                                   SUBSIDIARIES
                                   ------------

                                   Except pursuant to the Credit Facility or any refinancing thereof, the Company's subsidiaries shall not enter into any agreement restricting the payment of dividends to or the making of loans or advances to or the repayment of Debt to the Company or any of its subsidiaries.

                                   LIMITATION ON ISSUANCE OF CAPITAL STOCK BY
                                   ------------------------------------------
                                   SUBSIDIARIES
                                   ------------

RANKING:                           Same as Bridge Notes.

CHANGE OF CONTROL:                 Upon a Change of Control (to be defined), the
                                   Noteholders shall have the right to put the Rollover Notes to the Company at par plus accrued and unpaid interest.

OPTIONAL REDEMPTION:               The  Rollover  Notes shall be non-call  for 4
                                   years and then  callable at a premium in year
                                   5 and at declining premiums thereafter,  with
                                   2  years   of  par   call.   Equity/strategic
                                   investor  clawback  for  1/3 of the  Rollover
                                   Notes for the first 3 years at a premium to be determined. Notwithstanding anything to the contrary set forth above, any Rollover
                                   Notes held by the Initial Purchaser shall be callable by the Company at par plus accrued and unpaid interest.

MANDATORY REDEMPTION:              None.

EVENTS OF DEFAULT:                 Customary  for senior  subordinated  rollover
                                   loans.  The vote of the  holders  of at least
                                   35% in principal amount of the Rollover Notes will be required to accelerate the Rollover
                                   Notes upon an Event of Default and the vote of the holders of at least a majority in principal amount of the Rollover Notes will be required to rescind such acceleration.


REGISTRATION   RIGHTS:             The  holders  of the  Rollover  Notes and the
                                   Warrants   will  be  entitled  to   customary
                                   exchange offer and other registration  rights
                                   to permit  resale by the  holders of Rollover
                                   Notes and Warrants without  restriction under
                                   applicable securities laws. Failure to comply
                                   with the  registration  rights will result in
                                   the Company being  required to pay liquidated
                                   damages  for  any  period  of time  that  the
                                   registration  rights  are not  complied  with
                                   (such  damages  to be  payable in the form of
                                   additional  Rollover  Notes  if the  interest
                                   rate   thereon  at  such  time   exceeds  the
                                   applicable  cash interest  cap). In addition,
                                   subject to certain exceptions, holders of the
                                   Rollover   Loans   will  have  the  right  to
                                   piggyback  in the  registration  of any  debt
                                   securities   which  are   registered  by  the
                                   Company unless all of the Rollover Notes will
                                   be   repaid   from  the   proceeds   of  such
                                   registered offering.

                                                                       EXHIBIT C

                   SUMMARY OF TERMS FOR BRIDGE LOAN AGREEMENT
                   ------------------------------------------

                  CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANING GIVEN TO SUCH TERM IN THE COMMITMENT LETTER TO WHICH THIS EXHIBIT C IS ATTACHED AND OF WHICH IT FORMS A PART.

                                                 (a) Those terms,  covenants and
                                                 events of default  specified in
                                                 Exhibit  A  to  the  Commitment
                                                 Letter to which this  Exhibit C
                                                 is attached and incorporated by
                                                 reference  herein,  as  well as
                                                 other  provisions  customary in
                                                 such  agreements,  on terms not
                                                 inconsistent      with      the
                                                 Commitment  Letter and modified
                                                 as  appropriate  to reflect the
                                                 terms of the  Transactions  and
                                                 the  financial   condition  and
                                                 prospects  of the  Company  and
                                                 its subsidiaries.

                                                 (b)   Provisions   pursuant  to
                                                 which  the  Borrower  (and  any
                                                 guarantor  of the  Loan)  shall
                                                 undertake   to  use  its   best
                                                 efforts to file a  registration
                                                 statement  under the Securities
                                                 Act of 1933,  as amended,  (the
                                                 "Securities Act") or prepare an
                                                 offering   memorandum  covering
                                                 the  Debt   Securities   to  be
                                                 issued  by  the  Borrower  in a
                                                 public   offering  or,  at  the
                                                 Bridge   Lender's   option,   a
                                                 private  placement  (the  "Debt
                                                 Offering"),   to  refinance  in
                                                 full the  Loan  and  consummate
                                                 such Debt  Offering  as soon as
                                                 possible   thereafter   in   an
                                                 amount  sufficient to refinance
                                                 all amounts  outstanding  under
                                                 the Bridge Loan Agreement. Such
                                                 Debt Offering  shall be on such
                                                 terms and  conditions as may be
                                                 acceptable  to  UBS  Securities
                                                 and  the   Borrower,   provided
                                                 that, in consultation  with the
                                                 Company,   UBS  Securities  may
                                                 determine the pricing (interest
                                                 rate and  yield  and,  based on
                                                 market  standards,   redemption
                                                 prices for optional redemptions
                                                 and   premiums  for  change  of
                                                 control  offers)  of  the  Debt
                                                 Offering,     in    light    of
                                                 prevailing   circumstances  and
                                                 market   conditions   and   the
                                                 financial     condition     and
                                                 prospects  of the  Company  and
                                                 its subsidiaries; provided that
                                                 the    yield    on   the   Debt
                                                 Securities  shall  in no  event
                                                 exceed  15%  per   annum.   The
                                                 indenture    for    the    Debt
                                                 Securities        will       be
                                                 substantially  in the  form  of
                                                 UBS    Securities'     standard
                                                 indenture  for high  yield debt
                                                 securities,     modified     as
                                                 appropriate   to  reflect   the
                                                 terms of this  transaction  and
                                                 the  financial   condition  and
                                                 prospects  of the  Company  and
                                                 its  subsidiaries,  and in form
                                                 and    substance     reasonably
                                                 satisfactory   to  the   Bridge
                                                 Lender and the Company.  If any
                                                 Debt Securities are issued in a
                                                 transaction    not   registered
                                                 under  the  Securities  Act  to
                                                 effect the  refinancing  of the
                                                 Loan, all such Debt  Securities
                                                 shall   be   entitled   to  the
                                                 benefit   of   a   registration
                                                 rights  agreement to be entered
                                                 into by the  Borrower  (and any
                                                 guarantor     of    the    Debt
                                                 Securities)   which   will   be
                                                 substantially  in the  form  of
                                                 UBS  Securities'   registration
                                                 rights agreement for high yield
                                                 debt  securities   modified  as
                                                 appropriate   to  reflect   the
                                                 terms of this  transaction  and
                                                 the  financial   condition  and
                                                 prospects  of the  Company  and
                                                 its  subsidiaries  and in  form
                                                 and    substance     reasonably
                                                 satisfactory  to UBS Securities
                                                 and the  Company  (which  shall
                                                 include    provisions   for   a
                                                 customary  registered  exchange
                                                 offer with  respect to any Debt
                                                 Securities).  The Borrower (and
                                                 any   guarantor   of  the  Debt
                                                 Securities)  will enter into an
                                                 underwriting    agreement    or
                                                 securities  purchase  agreement
                                                 relating to the Debt  Offering,
                                                 which shall be substantially in
                                                 the  form  of  UBS  Securities'
                                                 standard underwriting agreement
                                                 or     securities      purchase
                                                 agreement    for   high   yield
                                                 offerings of a similar  nature,
                                                 modified  as   appropriate   to
                                                 reflect   the   terms  of  this
                                                 transaction  and the  financial
                                                 condition  and prospects of the
                                                 Company  and its  subsidiaries,
                                                 and  in  form   and   substance
                                                 reasonably  satisfactory to the
                                                 UBS    Securities    and    the
                                                 Borrower.   If   a   "qualified
                                                 independent   underwriter"   is
                                                 required   by   the    National
                                                 Association    of    Securities
                                                 Dealers,  Inc.,  in  connection
                                                 with the  sale or  registration
                                                 of the Debt  Securities  or any
                                                 market making  activities,  the
                                                 Borrower    will    pay    such
                                                 underwriter's  fee and agree to
                                                 indemnify  such  underwriter on
                                                 customary   terms.   Upon   the
                                                 funding  of the Debt  Offering,
                                                 any unused commitment under the
                                                 Bridge  Loan  Agreement   shall
                                                 terminate.

                                                 (c)   Provisions   pursuant  to
                                                 which   the   Borrower    shall
                                                 undertake to (i) cooperate with
                                                 the Bridge  Lender and  provide
                                                 the    Bridge    Lender    with
                                                 information reasonably required
                                                 by   it  in   connection   with
                                                 refinancing  the   indebtedness
                                                 under the Bridge Loan Agreement
                                                 and  (ii)  cooperate  with  the
                                                 Bridge    Lender    in   Bridge
                                                 Lender's  efforts to  syndicate
                                                 the Bridge Loan if requested to
                                                 do so by the Bridge  Lender and
                                                 provide the Bridge  Lender in a
                                                 timely manner with  information
                                                 reasonably  requested  by it in
                                                 connection   therewith  and  as
                                                 otherwise described ("for you")
                                                 in   Section   10(v)   of   the
                                                 Commitment Letter.

                                                                       EXHIBIT D



                              SUMMARY OF CONDITIONS
                              ---------------------

                  CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANING GIVEN TO SUCH TERM IN THE COMMITMENT LETTER TO WHICH THIS EXHIBIT D IS ATTACHED AND OF WHICH IT FORMS A PART.

                                                 (a)  The   Borrower   (and  any
                                                 guarantor of the Bridge  Notes)
                                                 shall  have  entered  into  the
                                                 Bridge Loan  Agreement with the
                                                 Bridge  Lender as provided  for
                                                 in Section 2 of the  Commitment
                                                 Letter   and   all   conditions
                                                 precedent   thereunder  to  the
                                                 obligation of the Bridge Lender
                                                 to provide  the  Funding  shall
                                                 have been satisfied.

                                                 (b)  The   Borrower   (and  any
                                                 guarantor  of the  Loan)  shall
                                                 have used their reasonable best
                                                 efforts to file a  registration
                                                 statement  under the Securities
                                                 Act of 1933,  as amended,  (the
                                                 "Securities Act") or prepare an
                                                 offering   memorandum  covering
                                                 the  Debt   Securities   to  be
                                                 issued  by  the  Borrower  in a
                                                 public   offering  or,  at  the
                                                 Bridge   Lender's   option,   a
                                                 private  placement  (the  "Debt
                                                 Offering")    and    to    have
                                                 consummated  such Debt Offering
                                                 prior  to  the  Funding  of the
                                                 Commitment.   The  underwriter,
                                                 placement   agent  or   initial
                                                 purchaser   shall   have   been
                                                 provided a  reasonable  time to
                                                 market   the  Debt   Securities
                                                 based on market  conditions and
                                                 the obligations of UBS Capital,
                                                 Fenway and the  Borrower  under
                                                 the  Engagement   Letter  shall
                                                 have been  complied with in all
                                                 material respects. The Borrower
                                                 shall have  cooperated with the
                                                 underwriter, placement agent or
                                                 initial purchaser in connection
                                                 with the  marketing of the debt
                                                 securities as described hereby.
                                                 The   terms   for   such   Debt
                                                 Offering shall be on such terms
                                                 and   conditions   as   may  be
                                                 acceptable  to  UBS  Securities
                                                 and  the   Borrower,   provided
                                                 that, in consultation  with the
                                                 Company,   UBS  Securities  may
                                                 determine the pricing (interest
                                                 rate and  yield  and,  based on
                                                 market   standards   redemption
                                                 prices for optional redemptions
                                                 and   premiums  for  change  of
                                                 control  offers)  of  the  Debt

                                                 Offering,     in    light    of
                                                 prevailing   circumstances  and
                                                 market   conditioning  and  the
                                                 financial     conditions    and
                                                 prospect of the Company and its
                                                 subsidiaries; provided that the
                                                 yield  on the  Debt  Securities
                                                 shall  in no event  exceed  15%
                                                 per annum.

                                                 (c)  The  Borrower  shall  have
                                                 executed   and   delivered   in
                                                 escrow the Warrants in the form
                                                 attached  to  the  Bridge  Loan
                                                 Agreement.

                                                 (d)  The   Borrower   (and  any
                                                 guarantor of the Bridge  Notes)
                                                 shall   have    executed    and
                                                 delivered  the Bridge  Notes in
                                                 the form attached to the Bridge
                                                 Loan Agreement.

                                                 (e) The delivery,  prior to the
                                                 Funding,  of (i) legal opinions
                                                 in    form    and     substance
                                                 satisfactory   to  the   Bridge
                                                 Lender,      (ii)     officers'
                                                 certificates, together with the
                                                 accompanying  charter documents
                                                 and corporate  resolutions,  in
                                                 form and substance satisfactory
                                                 to the Bridge  Lender,  (iii) a
                                                 certificate   from  the   chief
                                                 financial    officer   of   the
                                                 Borrower  and, at the  Investor
                                                 Group's  expense,  a nationally
                                                 recognized  appraisal  firm  or
                                                 valuation            consultant
                                                 satisfactory   to  the   Bridge
                                                 Lender  in form  and  substance
                                                 satisfactory   to  the   Bridge
                                                 Lender  with   respect  to  the
                                                 solvency   of   the   Borrower,
                                                 individually  or together  with
                                                 its  subsidiaries  taken  as  a
                                                 whole,  immediately  after  the
                                                 Funding and (iv) other  Funding
                                                 documents  customary  for  such
                                                 agreements     or    reasonably
                                                 requested by the Bridge Lender.

                                                 (f)   There   shall   not  have
                                                 occurred  or  become  known (i)
                                                 any material  adverse change in
                                                 the      business,      assets,
                                                 liabilities    (contingent   or
                                                 otherwise),         operations,
                                                 condition     (financial     or
                                                 otherwise),           solvency,
                                                 properties,     prospects    or
                                                 material   agreements   of  the
                                                 Borrower   together   with  its
                                                 subsidiaries  taken as a whole,
                                                 in each case  since the date of
                                                 the  last   audited   financial
                                                 statements of the Borrower,  as
                                                 the case may be (and before and
                                                 after  giving   effect  to  the
                                                 Transactions),  or  (ii)  after
                                                 the date  hereof,  any dividend
                                                 or  distribution  of  any  kind
                                                 declared   or   paid   by   the
                                                 Borrower on its capital stock.

                                                 (g) No material  adverse change
                                                 shall have occurred in the loan
                                                 syndication    or    financial,
                                                 banking,   or  capital  markets
                                                 from  those  in  effect  on the
                                                 date hereof that,  individually
                                                 or in  the  aggregate,  in  the
                                                 judgment  of the Bridge  Lender
                                                 could reasonably be expected to
                                                 adversely affect the ability of
                                                 the     Bridge     Lender    to
                                                 successfully    syndicate   the
                                                 commitment hereunder or to sell
                                                 or place  the Debt  Securities.
                                                 No  banking   moratorium  shall
                                                 have been  declared  by federal
                                                 or  New  York   State   banking
                                                 authorities.

                                                 (h)  There  shall not exist any
                                                 threatened  or pending  action,
                                                 proceeding or  counterclaim  by
                                                 or   before    any   court   or
                                                 governmental, administrative or
                                                 regulatory agency or authority,
                                                 domestic   or   foreign,    (i)
                                                 challenging the consummation of
                                                 the  Transactions  individually
                                                 or in the aggregate or the Debt
                                                 Offering     or    any    other
                                                 transaction        contemplated
                                                 hereunder,   (ii)   seeking  to
                                                 prohibit   the   ownership   or
                                                 operation  by the  Borrower  or
                                                 any of its  subsidiaries of all
                                                 or a material portion of any of
                                                 its businesses or assets (after
                                                 giving     effect     to    the
                                                 Transactions), or (iii) seeking
                                                 to obtain,  or having  resulted
                                                 in the entry of, any  judgment,
                                                 order  or  injunction  that (A)
                                                 would  restrain,   prohibit  or
                                                 impose  adverse  conditions  on
                                                 the   ability   of  the  Bridge
                                                 Lender  to make the  Loan,  (B)
                                                 could be reasonably expected to
                                                 have a material  adverse effect
                                                 on   the   business,    assets,
                                                 liabilities    (contingent   or
                                                 otherwise),         operations,
                                                 condition     (financial     or
                                                 otherwise),           solvency,
                                                 properties,     prospects    or
                                                 material agreements of Borrower
                                                 individually  or together  with
                                                 its  subsidiaries  taken  as  a
                                                 whole,  (C) could reasonably be
                                                 expected    to    affect    the
                                                 legality,      validity      or
                                                 enforceability  of  the  Bridge
                                                 Loan   Agreement,   the  Bridge
                                                 Notes, the Debt Securities, the
                                                 Debt  Offering or any documents
                                                 relating  thereto or, (D) could
                                                 reasonably   be   expected   to
                                                 impair   the   ability  of  the
                                                 Bridge   Lender  to  sell  Debt
                                                 Securities as  contemplated  by
                                                 the Debt Offering.

                                                 (i) The Bridge  Lender shall be
                                                 satisfied  (in  its  reasonable
                                                 judgment) with the proposed and
                                                 actual          capitalization,
                                                 corporate  and   organizational
                                                 structure  of the  Borrower and
                                                 its subsidiaries  (after giving
                                                 effect  to  the  Transactions),
                                                 including   as  to  direct  and
                                                 indirect  ownership  and  as to
                                                 the  terms of the  indebtedness
                                                 and   capital   stock   of  the
                                                 Borrower and its subsidiaries.

                                                 (j)  The  Borrower  shall  have
                                                 available  and delivered to the
                                                 extent  required  by the Bridge
                                                 Lender    (a)    audited    and
                                                 unaudited  historical financial
                                                 statements (including unaudited
                                                 pro forma financial statements)
                                                 of   the   Borrower   and   its
                                                 subsidiaries  acceptable to the
                                                 Bridge  Lender and as  required
                                                 by  the   Securities   Act  for
                                                 registration  statements  filed
                                                 thereunder,  including  without
                                                 limitation,  audited  financial
                                                 statements of the Borrower, and
                                                 its    subsidiaries   and   any
                                                 guarantors  for the three  most
                                                 recent  preceding fiscal years,
                                                 and     unaudited     financial
                                                 statements  for  quarterly  and
                                                 monthly  periods ended at least
                                                 45 days  prior  to the  Funding
                                                 Date  together  with,  for each
                                                 fiscal  year,  an   unqualified
                                                 report thereon by Ernst & Young
                                                 or   such   other   independent
                                                 accounting  firm  acceptable to
                                                 the  Bridge  Lender,   (b)  pro
                                                 forma   financial    statements
                                                 prepared on a basis  consistent
                                                 with the  historical  financial
                                                 statements   referred   to   in
                                                 clause (a) above,  which  shall
                                                 give effect to the Transactions
                                                 and    shall     comply    with
                                                 Regulation     S-X    of    the
                                                 Securities  Act  applicable  to
                                                 registration statements and (c)
                                                 all     other     non-financial
                                                 information          reasonably
                                                 requested  by,  and  acceptable
                                                 to,  the  Bridge  Lender  or as
                                                 required by the  Securities Act
                                                 of 1933,  as  amended or by the
                                                 rules      and      regulations
                                                 thereunder   for   registration
                                                 statements.

                                                 (k)   No   event   shall   have
                                                 occurred and be  continuing  or
                                                 would  result  from the Loan or
                                                 the  Transactions,  or from the
                                                 application   of  the  proceeds
                                                 therefrom,      that      shall
                                                 constitute a default  under the
                                                 Bridge  Loan   Agreement,   the
                                                 Credit  Facility  or any  other
                                                 indebtedness  of  the  Borrower
                                                 (other than  indebtedness  that
                                                 will  be  satisfied  in full at
                                                 the Funding).

                                                 (l)   Any   defaults   in   any
                                                 material   agreements   of  the
                                                 Borrower  that may result  from
                                                 the   Transactions   have  been
                                                 resolved  or  otherwise   dealt
                                                 with in a manner  acceptable to
                                                 the  Bridge  Lender,   and  all
                                                 requisite material governmental
                                                 and third  party  consents  and
                                                 approvals      necessary     in
                                                 connection       with       the
                                                 Transactions  and the financing
                                                 thereof,  including  the  Loan,
                                                 shall   have   been    obtained
                                                 (without the  imposition of any
                                                 conditions    that    are   not
                                                 acceptable    to   the   Bridge
                                                 Lender)  and  shall  remain  in
                                                 effect;  all applicable waiting
                                                 periods   shall  have   expired
                                                 without any action  being taken
                                                 by any competent authority; and
                                                 no law or  regulation  shall be
                                                 applicable    that   restrains,
                                                 prevents or imposes  materially
                                                 adverse   conditions  upon  any
                                                 material   component   of   the
                                                 Transactions  or the  financing
                                                 thereof, including the Loan.

                                                 (m) The agreement or agreements
                                                 (collectively, the "Acquisition
                                                 Agreement")  pursuant  to which
                                                 the   Acquisition   is   to  be
                                                 consummated   and   all   other
                                                 documentation   and  agreements
                                                 related  to  the   Transactions
                                                 (including    the    agreements
                                                 pursuant  to which the  Company
                                                 will  acquire  the U.K  Foreign
                                                 Affiliate)  or  which,  in  the
                                                 judgment of the Bridge  Lender,
                                                 affects   the   Loan   in   any
                                                 respect,  including  any  stock
                                                 subscription  and  financing or
                                                 refinancing  agreements,  shall
                                                 be  in   form   and   substance
                                                 reasonably  satisfactory to the
                                                 Bridge    Lender;    and    all
                                                 conditions  precedent under all
                                                 documentation       to      the
                                                 consummation       of       the
                                                 Transactions  or the  financing
                                                 or  refinancing  thereof as the
                                                 case  may be  shall  have  been
                                                 satisfied   in   all   material
                                                 respects  (except to the extent
                                                 such   conditions   have   been
                                                 waived  with the prior  consent
                                                 of the Bridge Lender).

                                                 (n)  The  Borrower  shall  have
                                                 entered    into   the    Credit
                                                 Facility   with   one  or  more
                                                 financial institutions pursuant
                                                 to  agreements,  and  terms and
                                                 conditions thereunder,  in form
                                                 and    substance     reasonably
                                                 satisfactory   to  the   Bridge
                                                 Lender  and all  conditions  to
                                                 borrowings   under  the  Credit
                                                 Facility    shall   have   been
                                                 satisfied  and  pursuant to the
                                                 Credit  Facility  the  Borrower
                                                 shall  have  received  the term
                                                 loans,  letter  of  credit  and
                                                 initial   advance   under   the
                                                 revolving    credit    facility
                                                 provided   therein  in  amounts
                                                 satisfactory   to  the   Bridge
                                                 Lender.

                                                 (o)  The  Borrower  shall  have
                                                 received  the Equity  Financing
                                                 in  amounts  and   pursuant  to
                                                 agreements,   and   terms   and
                                                 conditions thereunder,  in form
                                                 and substance  satisfactory  to
                                                 the Bridge Lender.

                                                 (p)   The Acquisition shall
                                                 have been consummated
                                                 concurrently with the Funding.

                                                 (q)  All   accrued   fees   and
                                                 expenses     (including     the
                                                 reasonable fees and expenses of
                                                 counsel to the  Bridge  Lender)
                                                 of   the   Bridge   Lender   in
                                                 connection   herewith  the  Fee
                                                 Letter  and  the  Bridge   Loan
                                                 Agreement  shall have been,  to
                                                 the extent  required to be paid
                                                 by you or  the  Borrower  as of
                                                 the   Funding   under  the  Fee
                                                 Letter  or  the   Bridge   Loan
                                                 Agreement, paid.

                                                 (t)  Since  the  date   hereof,
                                                 other than in  connection  with
                                                 the  Transactions,  neither the
                                                 Borrower   nor   any   of   its
                                                 subsidiaries     shall     have
                                                 offered,    placed    or   sold
                                                 directly   or   indirectly   by
                                                 private or public  offering  or
                                                 offerings any  securities  that
                                                 would,    in   the   reasonable
                                                 judgment of the Bridge  Lender,
                                                 impair   the   ability  of  the
                                                 Bridge  Lender to sell the Debt
                                                 Securities as  contemplated  by
                                                 the   Debt   Offering   or  the
                                                 ability of the Bridge Lender to
                                                 syndicate  the  Loan  on  terms
                                                 acceptable    to   the   Bridge
                                                 Lender.

                                                 (u)  The  Borrower  shall  have
                                                 complied  with the  obligations
                                                 set  forth  for  the   Borrower
                                                 under the Engagement Letter.

                                                                       EXHIBIT E


                  CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANING GIVEN TO SUCH TERM IN THE COMMITMENT LETTER TO WHICH THIS EXHIBIT E IS ATTACHED AND OF WHICH IT FORMS A PART.

                  In connection with the engagement of UBS to assist us with the bridge loan and related transactions as described in the bridge loan commitment letter dated August 6, 1997 as amended or modified from time to time (the "commitment letter") to which this Exhibit E is attached and related activities prior to and after such date, UBS Capital and Fenway (the "Indemnitors") jointly and severally agree to indemnify and hold harmless UBS and its affiliates, and any director, officer, agent or employee of UBS or any of its affiliates and each other person, if any, controlling UBS or any of its affiliates (UBS and each such entity or person is referred to as an "indemnified person"), to the full extent lawful, from and against (and that such indemnified persons shall have no liability to the Indemnitors or its owners, parents, creditors or security holders for) any losses, expenses, claims, damages, judgments, assessments or other liabilities whether or not such claim, action or proceeding is initiated or brought by or on behalf of the Indemnitors and whether or not any liability results (collectively referred to as "losses"), and the Indemnitors will reimburse each indemnified person for all reasonable fees and expenses including the fees and expenses of counsel (collectively referred to as "expenses") as they are incurred in investigating, preparing, pursuing or defending any claim, action, proceeding or investigation, whether or not in connection with any pending or threatened litigation and whether or not any indemnified person is a party thereto (collectively referred to as "actions"), related to, caused by or arising out of (A) the Transactions or any transaction contemplated by the commitment letter, the Bridge Loan Agreement, the Bridge Notes or related documents (collectively, the "Loan Documents") or the execution, delivery or performance of the Loan Documents or any other document in any way relating to the Loan and the other transactions contemplated by the Loan Documents or the engagement of UBS pursuant to, and the performance by UBS or its affiliates of the services contemplated by, the commitment letter, (B) any untrue statement or alleged untrue statement of a material fact contained in any oral or written information provided or made available by any Indemnitor or any of its employees or other agents, which any Indemnitor or any indemnified person provides to any actual or potential buyers, lenders, sellers, investors, shareholders or offerees, or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (C) any other action or failure to act by any Indemnitor or any of its employees or other agents or by any indemnified person at the request of any Indemnitor or with any Indemnitor's consent, except that clause (A) and (C)shall not apply with respect to (i) any indemnified person as to any losses that are finally judicially determined to have resulted from such indemnified person's bad faith, gross negligence or material breach of any relevant agreement in favor of an Indemnitor, (ii) any expenses which, by negative implication, are excluded from coverage under the Commitment Letter or the Term Sheets attached thereto or

(iii) were incurred in connection with claims by any Indemnitor against any indemnified person which have been finally judicially determined in favor of such Indemnitor.

                  Upon receipt of actual notice of an action against any indemnified person with respect to which indemnity may be sought hereunder, such indemnified person promptly will notify any Indemnitor in writing, provided that the failure so to notify any such Indemnitor will not relieve any Indemnitor from any liability that such Indemnitor may have on account of this indemnity or otherwise, except to the extent any Indemnitor shall have been materially prejudiced by such failure. The Indemnitors shall have the right to assume the defense of any action or proceeding, with counsel reasonably satisfactory to the indemnified persons. Each indemnified person will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified person unless (1) the employment of counsel by the indemnified person has been authorized in writing by the Indemnitors, (2) the indemnified person has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified persons that are different from or in addition to those available to the Indemnitors, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified person) between the indemnified person and the Indemnitors (in which case the Indemnitors will not have the right to direct the defense of such action on behalf of the indemnified person) or (4) the Indemnitors have not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the Indemnitors. In no event shall the Indemnitors be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified persons in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The Indemnitors will not, without the prior written consent of each indemnified person affected, settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action in respect to which indemnification or contribution may be sought hereunder by any indemnified person (whether or not any indemnified person is a party thereto) unless such settlement, compromise, consent or termination (i) includes a provision unconditionally releasing each indemnified person from and holding such indemnified person harmless against all claims asserted against such indemnified person in such action and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act by or on behalf of such indemnified person.

                  In circumstances in which any indemnified person is entitled to indemnification as provided herein but such indemnification is for any reason held unenforceable or insufficient in respect of any losses, each of the Indemnitors shall, jointly and severally, contribute in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by UBS on the one hand and by the Indemnitors on the other hand from the transactions contemplated by the commitment letter; provided, however, that the indemnified persons in the aggregate shall not be responsible for any amounts in excess of the amount of the fees actually received by UBS pursuant to the commitment letter. If the allocation provided by the immediately preceding sentence is unavailable for any reason, each of the Indemnitors shall, jointly and severally, contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Indemnitors on the one hand and UBS on the other hand in connection with the statements, omissions or other conduct that resulted in such losses, as well as any other relevant equitable considerations. Benefits received (or anticipated to be received) by the Indemnitors shall be deemed to be equal to the aggregate value of the Transactions and benefits received by the indemnified persons shall be deemed to be equal to the fees payable to UBS pursuant to the commitment letter. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by any of the Indemnitors or other conduct by any of the Indemnitors or the Indemnitors' employees or other agents on the one hand or by UBS on the other hand. The Indemnitors and UBS agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above.

                  The foregoing agreement shall be in addition to any rights that any indemnified person may have at common law or otherwise. The Indemnitors hereby consent to personal jurisdiction, service and venue in any court in which any claim or proceeding which is subject to this agreement is brought against you.

                  Upon the execution and delivery by the Borrower of the Bridge Loan Agreement, all obligations of the Indemnitors under this letter, including this Exhibit E, shall terminate.

                               UBS Securities LLC
                                 299 Park Avenue
                            New York, New York 10171


                                                          August 6, 1997
UBS Partners LLC
299 Park Avenue
New York, New York  10171

Fenway Partners Inc.
152 West 57th Street
New York, New York  10019


                              RE: ENGAGEMENT LETTER
                                  -----------------


Gentlemen:
                  You have advised Union Bank of Switzerland, New York Branch ("UBS" or the Bridge Lender") that UBS Partners LLC ("UBS Partners") and Fenway Partners, Inc. ("Fenway") and certain members of management of Xpedite Systems, Inc. (the "Company" or the "Borrower") and other persons identified by UBS Partners to UBS (together with UBS Partners and Fenway, the "Investor Group") propose to acquire the Company through a merger with a newly formed entity owned and controlled by UBS Partners and Fenway, and to cause the Company, simultaneously with the consummation of such merger, to acquire all of the issued and outstanding capital stock of Xpedite Systems, Limited (together with Xpedite Systems S.A. and Xpedite Systems GmbH, the "Foreign Affiliates") (such merger and acquisitions, the "Acquisition"). As part of the financing of the Acquisition, the repayment of certain indebtedness of the Company and the Foreign Affiliates and the payment of fees and expenses incurred in connection with the transactions contemplated hereby ("Acquisition Purposes"), the Investor Group will provide to the Company equity financing (the "Equity Financing") and the Company will arrange up to $130,000,000 in a senior secured credit facility (the "Credit Facility"), which will be provided to the Company and a U.K. subsidiary thereof. For the purposes of this letter, the terms "you" and "your" mean and refer to UBS Partners and Fenway, severally in accordance with their respective equity commitments in the acquisition vehicle.

                  All capitalized terms not otherwise defined herein shall have the meaning ascribed to such term in the Commitment Letter (as hereinafter defined).


                  By separate letter agreement (the "Commitment Letter"), the Bridge Lender has committed to provide to the Company the Loan in the amount of $150 million to be used to finance in part the Acquisition.

                  In the event that the Loan is drawn  down,  the  Borrower  has agreed in the Commitment Letter to take certain actions as required therein in order to attempt to effect the refinancing thereof as soon as possible after the drawdown by effecting a public offering or private placement (the "Bridge Refinancing") of senior subordinated debt securities (the "Refinancing
Securities") in an amount sufficient to refinance in full all amounts outstanding under the financing agreement between Borrower and the Bridge Lender (the "Bridge Loan Agreement").

                  Notwithstanding the terms of the Commitment Letter, the parties hereby agree that it is their intention to consummate an offering of $150 million of senior subordinated notes (the "Debt Securities") in a public offering or private placement transaction (the "Debt Offering") as expeditiously as possible after the date hereof to finance in part the Acquisition and that it is not intended that the Loan be drawn down unless the Debt Offering cannot be completed prior to the closing of the Acquisition.

                  UBS Securities is pleased to act as set forth below in connection with the Transactions, the Debt Offering, and the Bridge Refinancing on the terms and conditions set forth herein. This agreement is to confirm our understanding with respect to our engagement.

                  Please note that UBS Securities is a full service securities firm engaged in securities trading and brokerage activities, as well as providing investment banking and financial advisory services. In the ordinary course of its trading and brokerage activities, UBS Securities or its affiliates at any time may hold long or short positions, and may trade or otherwise effect transactions, for its account or the accounts of customers, in debt or equity securities of the Company or other entities that may be involved in the Transactions.

                  1. RETENTION. Subject to the provisions set forth in this agreement, you hereby retain UBS Securities to act as set forth below in connection with the Transactions, the Debt Offering and the Bridge Refinancing:

          A. advising and acting as sole underwriter, sole placement agent or sole initial purchaser (together with any "qualified independent underwriter" selected by UBS Securities and reasonably acceptable to you if required) in connection with the issuance of the Debt Securities to be issued in the Debt Offering or the Refinancing Securities to be issued in any Bridge Refinancing to the extent the proceeds thereof will be used to finance in part the Acquisition or effect the Bridge Refinancing, as the case may be.

          B. providing advisory services related to arranging a bridge financing as a contingent financing alternative in case the Debt Offering is not consummated on a timely basis.

          C. rendering such other financial advisory and investment banking services as we may mutually agree.

                  Notwithstanding anything contained herein to the contrary, UBS Securities shall have the right (but not the obligation) to be the sole underwriter, sole placement agent or sole initial purchaser (together with any "qualified independent underwriter" selected by UBS Securities and reasonably acceptable to you if required) with respect to the underwriting or placement of any debt securities issued in connection with the Transactions or the Bridge Refinancing. Notwithstanding anything herein to the contrary, this agreement is not intended to and does not create any commitment by or on behalf of UBS Securities to act as underwriter, initial purchaser or placement agent in connection with any offering or sale of debt securities; it being agreed that no obligation of UBS Securities shall exist with respect to underwriting or participating in any offering of debt securities, unless and until UBS Securities and the Borrower shall have entered into UBS Securities' customary underwriting or securities purchase agreement or dealer manager agreement, as the case may be, and other customary documentation with respect thereto, and then only in accordance with such documentation.

                  In its capacities under this Engagement Letter, UBS Securities shall act as an independent contractor, and any duties of UBS Securities arising out of its engagement pursuant to this agreement shall be owed solely to the Borrower.

                   2. COMPENSATION. Subject to Section 1, you agree to pay, or cause to be paid, to UBS Securities all of the fees set forth in the Fee Letter.

                   3. DEBT OFFERING AND BRIDGE  REFINANCING.  In connection with the Debt Offering and/or the Bridge Refinancing, you agree (consistent with your obligations under applicable law) to (i) cooperate with UBS Securities and provide UBS Securities with information (including projections) possessed by you reasonably required by it in connection with the Debt Offering or Bridge Refinancing, (ii) assist UBS Securities in connection with the marketing of the Debt Securities or Refinancing Securities pursuant to the Debt Offering or Bridge Refinancing, including making available senior management of the Borrower (as determined by the UBS Securities) for investor meetings and (iii) provide UBS Securities with a reasonable time to market any such Debt Securities or
Refinancing Securities based on market conditions at such time. If UBS Securities determines that conducting the Debt Offering or Bridge Refinancing pursuant to a registered public offering is appropriate, the Investor Group shall cause the Company to use its reasonable best efforts to file a registration statement under the Securities Act of 1933 (the "Securities Act") relating to the Debt Securities or Refinancing Securities containing such disclosures as required by applicable law and to use its reasonable best efforts to cause such registration statement to become effective under the Securities Act as soon as possible. If the Debt Securities or Refinancing Securities are to be sold in a private placement (as determined by UBS Securities), including any transaction under Rule 144A under the Securities Act, the Investor Group will use its reasonable best efforts, the Company to (i) prepare as soon as possible an offering memorandum relating to the Debt Securities or Bridge Refinancing and containing such disclosures as may be required under the Securities Act and other applicable laws and such other disclosures as are customary and appropriate for such a document. The parties hereto agree that the Debt Offering and the Bridge Refinancing will be on such terms and conditions as set forth in the Commitment Letter. The indenture for the Debt Securities or Refinancing Securities will be substantially in the form of UBS Securities' standard indenture for high yield debt securities, modified as appropriate to reflect the terms of this transaction and the financial condition and prospects of the

Company and its subsidiaries, and in form and substance reasonably satisfactory to UBS Securities and the Company. If any Debt Securities or Refinancing Securities are issued in a transaction not registered under the Securities Act, all such Debt Securities or Refinancing Securities shall be entitled to the benefit of a registration rights agreement to be entered into by the Company (and any guarantor of the Debt Securities) which will be substantially in the form of UBS Securities' standard registration rights agreement for high yield debt securities, modified as appropriate to reflect the terms of this transaction and the financial condition and prospects of the Company and its subsidiaries, and in form and substance reasonably satisfactory to UBS Securities and the Company (which shall include provisions for a customary registered exchange offer with respect to any Debt Securities). The Company (and any guarantor of the Debt Securities) will enter into an underwriting agreement or securities purchase agreement relating to the Debt Offering or Bridge Refinancing, which shall be substantially in the form of UBS Securities' standard underwriting agreement or securities purchase agreement for high yield offerings of a similar nature, modified as appropriate to reflect the terms of this transaction and the financial condition and prospects of the Company and its subsidiaries, and in form and substance reasonably satisfactory to UBS Securities and the Company. The Investor Group will cause the Company to use its reasonable best efforts to comply with the terms of any securities purchase agreement so as to issue and sell the Debt Securities on or prior to the date of the closing of the Acquisition.

                   Indemnification and Contribution. UBS Capital and Fenway agree to indemnify UBS Securities and certain other persons referred to in Exhibit A, in accordance with the terms and provisions set forth in such Exhibit A, which terms and conditions are incorporated herein and made a part hereof.

                   5. TERMINATION. UBS Securities' engagement hereunder shall terminate upon the issuance of the Debt Securities in connection with the Debt Offering or, if any Loan is made in connection with the Bridge Refinancing, the issuance of the Refinancing Securities, as the case may be, unless extended in writing by the parties hereto or earlier upon mutual consent in writing. Notwithstanding any termination of UBS Securities' engagement hereunder, you shall remain liable for the payment and performance of, subject to the automatic termination from provisions of Section 4 hereof, your obligations to UBS Securities hereunder, including without limitation, the payment of all fees and expenses payable to UBS Securities, as the case may be, pursuant to Section 2 of this agreement. In addition, Sections 4, 5, 6, 9, 10, 12, 13 and 14 of this agreement and the provisions relating to the status of UBS Securities as an independent contractor shall also remain in effect notwithstanding any termination.

                   6. USE OF NAME. You agree that, except as required by applicable law, any reference to UBS Securities in any offering circulars or any other document prepared in connection with any activity described herein, or in any press release or other document or communication, is subject to the prior approval of UBS Securities.

                   7. PUBLIC ANNOUNCEMENTS. You acknowledge that UBS Securities may, at its option and expense and after the closing of the Acquisition, place an announcement in such newspapers and periodicals as UBS Securities may choose, stating that it has acted in the capacity set forth in this agreement.

                   8. NOTICES. Any notice given pursuant to any of the provisions of this agreement shall be in writing and shall be mailed or delivered, if to you, at your address set forth on page one of this agreement to the attention of Mr. Marc Unger and Mr. Russell Steenberg, respectively with a copy to Robert S. Finley, Esq., at Clifford Chance, One New York Plaza, New York, New York 10004 and, if to UBS Securities, at the offices of UBS Securities LLC, 299 Park Avenue, New York, New York 10171 Attention: Nicholas P. Daifotis, with a copy to Valerie Ford Jacob, Esq., at Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10004.

                   9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS).

                   10. ASSIGNMENT. This letter shall not be assignable by any party hereto without the prior written consent of each other party hereto, and any such attempted assignment shall be void and of no effect; provided, however, that nothing contained in this Section shall prohibit UBS Securities from performing any of its duties hereunder through any of its affiliates and you will owe any related duties hereunder to any such affiliate. Except as contemplated by Section 4 and Exhibit A, this letter is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto. UBS Securities agrees that UBS Capital and Fenway may at any time assign any and all of their rights and delegate their obligations hereunder and (with respect to UBS Securities only) under the Fee Letter to the Borrower (including without limitation obligations with respect to indemnification and payment of fees and expenses), provided that UBS Securities shall have received the Borrower's written acceptance and assumption thereof in a form reasonably acceptable to UBS Securities and thereafter UBS Capital and Fenway will automatically and with no further action on either of their parts or on the part of UBS Securities be fully released from any liability hereunder and (with respect to UBS Securities only) under the Fee Letter.

                   11. EXECUTION IN COUNTERPARTS. This letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this letter by telecopier shall be effective as delivery of a manually executed counterpart of this letter.

                   12. AMENDMENTS, ETC. No amendment or waiver of any provision of this letter, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto and then any such waiver, consent or approval shall be effective only in the specific instance and for the specific purpose for which given.

                   13 CONFIDENTIALITY. You agree that this letter and UBS Securities' activities pursuant hereto are confidential and shall not be disclosed by you to any person without the prior written consent of UBS Securities and any such affiliates other than your officers, directors, employees, accountants, attorneys and other advisors, and then any in connection with the Transactions and on a confidential and need-to-know basis, except that you may make such other public disclosures of the terms and conditions hereof as you are required by applicable law or compulsory legal process to make;
provided, however, that if such disclosure is required by applicable law or compulsory legal process you agree to give UBS Securities or any of its affiliates reasonable notice to afford UBS Securities or any of its affiliates the opportunity to seek a protective order and to cooperate with UBS Securities. You agree that you will permit UBS Securities or any of its affiliates to review and approve any reference to UBS Securities or any of its affiliates in connection with the Transactions contemplated hereby contained in any press release or similar public disclosure prior to public release.

                   14. WAIVER OF JURY TRIAL. Each of you and UBS Securities (in each case on its own behalf and, to the extent permitted by applicable law, on behalf of its shareholders) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) related to or arising out of the Transactions, the Debt Offering, the Bridge Refinancing, or the other transactions contemplated by this letter, or the performance by UBS Securities or any of its affiliates of the services contemplated by this letter.

                   15. This Engagement Letter supersedes the Engagement Letter, dated July 3, 1997, entered into among the parties hereto.

                   Please confirm that the foregoing correctly sets forth our agreement by signing and returning to UBS Securities the duplicate copy of the agreement enclosed herewith.

                                  Yours truly,

                                  UBS SECURITIES LLC


                                     /s/ Nicholas Daifotis
                                  By:-----------------------------------
                                      Name: Nicholas Daifotis
                                      Title: Managing Director



Accepted and agreed to as
of the date set forth above:

UBS PARTNERS LLC

    /s/ Michael Greene
By:------------------------------
   Name: Michael Greene
   Title: Managing Director

    /s/ James A. Breckenridge
By:-------------------------------
   Name: James A. Breckenridge
   Title: Vice Presisdent



FENWAY PARTNERS, INC.

   /s/ Russell W. Steenberg
By:-------------------------------
   Name: Russell W. Steenberg
   Title: Managing Director

                                                                    EXHIBIT A

                   Capitalized terms used but not defined herein have the meaning given to such term in the Engagement Letter to which this Exhibit A is attached and of which it forms a part.

                   In connection with the engagement of UBS Securities to assist us with the Debt Offering and/or Bridge Refinancing and related transactions as described in the engagement letter dated August 6, 1997 as amended or modified from time to time (the "engagement letter") to which this Exhibit A is attached and related activities prior to and after such date, UBS Capital and Fenway (the "Indemnitors") jointly and severally agree to indemnify and hold harmless UBS Securities and its affiliates, and any director, officer, agent or employee of UBS Securities or any of its affiliates and each other person, if any, controlling UBS Securities or any of its affiliates (UBS Securities and each such entity or person is referred to as an "indemnified person"), to the full extent lawful, from and against, (and that such indemnified persons shall have no liability to the Indemnitors or its owners, parents, creditors or security holders for), any losses, expenses, claims, damages, judgments, assessments or other liabilities whether or not such claim, action or proceeding is initiated or brought by or on behalf of the Indemnitors and whether or not any liability results (collectively referred to as "losses"), and the Indemnitors will reimburse each indemnified person for all reasonable fees and expenses including the fees and expenses of counsel (collectively referred to as "expenses") as they are incurred in investigating, preparing, pursuing or defending any claim, action, proceeding or investigation, whether or not in connection with any pending or threatened litigation and whether or not any indemnified person is a party thereto (collectively referred to as "actions"), related to, caused by or arising out of (A) the Transactions or any transaction contemplated by the engagement letter, the Debt Securities, the Debt Financing, the Refinancing Securities, the Bridge Refinancing or related documents (collectively, the "Documents") or the execution, delivery or performance of the Documents or any other document in any way relating to the Debt Securities or the Refinancing Securities and the other transactions contemplated by the Documents or the engagement of UBS Securities pursuant to, and the performance by UBS or its affiliates of the services contemplated by, the engagement letter, (B) any untrue statement or alleged untrue statement of a material fact contained in any oral or written information provided or made available by any Indemnitor or any of its employees or other agents, which any Indemnitor or any indemnified person provides to any actual or potential buyers, lenders, sellers, investors, shareholders or offerees in connection with the Debt Financing or the Bridge Refinancing, or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (C) any other action or failure to act by any Indemnitor or any of its employees or other agents or by any indemnified person at the request of any Indemnitor or with any Indemnitor's consent, except that clause (A) and (C) shall not apply with respect to (i) any indemnified person as to any losses that are finally judicially determined to have resulted from such indemnified person's bad faith, gross negligence or material breach of any relevant agreement in favor of an Indemnitor, (ii) any expenses which, by negative implication, are excluded from coverage under the Commitment Letter or the Term Sheets attached thereto or (iii) were incurred in connection with claims by any Indemnitor against any indemnified person which have been finally judicially determined in favor of such Indemnitor.

                   Upon receipt of actual notice of an action against any indemnified person with respect to which indemnity may be sought hereunder, such indemnified person promptly will notify any Indemnitor in writing, provided that the failure so to notify any such Indemnitor will not relieve any Indemnitor from any liability that such Indemnitor may have on account of this indemnity or otherwise, except to the extent any Indemnitor shall have been materially prejudiced by such failure. The Indemnitors shall have the right to assume the defense of any action or proceeding, with counsel reasonably satisfactory to the indemnified persons. Each indemnified person will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified person unless (1) the employment of counsel by the indemnified person has been authorized in writing by the Indemnitors, (2) the indemnified person has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified persons that are different from or in addition to those available to the Indemnitors, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified person) between the indemnified person and the Indemnitors (in which case the Indemnitors will not have the right to direct the defense of such action on behalf of the indemnified person) or (4) the Indemnitors have not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the Indemnitors. In no event shall the Indemnitors be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified persons in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The Indemnitors will not, without the prior written consent of each indemnified person affected, settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action in respect to which indemnification or contribution may be sought hereunder by any indemnified person (whether or not any indemnified person is a party thereto) unless such settlement, compromise, consent or termination (i) includes a provision unconditionally releasing each indemnified person from and holding such indemnified person harmless against all claims asserted against such indemnified person in such action and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act by or on behalf of such indemnified person.

                   In circumstances in which any indemnified person is entitled to indemnification as provided herein but such indemnification is for any reason held unenforceable or insufficient in respect of any losses, each of the Indemnitors shall, jointly and severally, contribute in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by UBS Securities on the one hand and by the Indemnitors on the other hand from the transactions contemplated by the engagement letter; provided, however, that the indemnified persons in the aggregate shall not be responsible for any amounts in excess of the amount of the fees actually received by UBS Securities pursuant to the engagement letter. If the allocation provided by the immediately preceding sentence is unavailable for any reason, each of the Indemnitors shall, jointly and severally, contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Indemnitors on the one hand and UBS Securities on the other hand in connection with the statements, omissions or other conduct that resulted in such losses, as well as any other relevant equitable considerations. Benefits received (or anticipated to be received) by the Indemnitors shall be deemed to be equal to the aggregate value of the Transactions including the principal amount of any Debt Offering or Bridge Refinancing, and benefits received by the indemnified persons shall be deemed to be equal to the fees payable to UBS Securities pursuant to the engagement letter. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by any of the Indemnitors or other conduct by any of the Indemnitors or the Indemnitors' employees or other agents on the one hand or by UBS Securities on the other hand. The Indemnitors and UBS Securities agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above.

                   The foregoing agreement shall be in addition to any rights that any indemnified person may have at common law or otherwise. The Indemnitors hereby consent to personal jurisdiction, service and venue in any court in which any claim or proceeding which is subject to this agreement is brought against you.

                   As provided in section 10 of this Agreement, all obligations of the Indemnitors under this Engagement Letter, including this Exhibit A, may be terminated.

                                  July 7, 1997

Xpedite Systems, Inc.
446 Highway 35
Eatontown, NJ 07724

Gentlemen:

     In connection with the offer of the undersigned and certain members of management of Xpedite Systems, Inc. ("Xpedite") to acquire all of the capital stock of Xpedite, Xpedite Systems Ltd. and Xpedite Systems GmbH, as described in the offer letter (the "Offer Letter") submitted herewith (the "Proposed Acquisition"), we are pleased to confirm that, subject to (i) execution by Xpedite and a newly formed entity owned by the undersigned ("Newco") of a definitive agreement and plan of merger with respect to the Proposed Acquisition, (ii) satisfaction of all conditions to Newco's obligation to close under such agreement and plan of merger, and (iii) the concurrent receipt by Xpedite of debt financing in the amount and on terms no less favorable to Xpedite than those set forth in the commitment letters from Goldman Sachs Credit Partners L.P., Union Bank of Switzerland and UBS Securities LLC included with the Offer Letter, the undersigned will provide, or cause to be provided, to Xpedite equity financing in an amount sufficient to consummate the Proposed Acquisition on the terms set forth in the Offer Letter, with each of the undersigned to provide, or cause to be provided, 50% of such equity financing.

                               Very truly yours,

                               UBS PARTNERS LLC

                               By: /s/Michael Greene
                                   ----------------------------
                                   Name: MICHAEL GREENE
                                   Title: MANAGING DIRECTOR

                               By: /s/James Breckenridge
                                   ----------------------------
                                   Name: JAMES BRECKENRIDGE
                                   Title: VICE PRESIDENT

                               FENWAY PARTNERS, INC.

                               By: /s/Russell W. Steenberg
                                   ----------------------------
                                   Name: RUSSELL W. STEENBERG
                                   Title: MANAGING DIRECTOR